UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

PLAINS ALL AMERICAN PIPELINE, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0 -11.

April 14, 2022
Dear Fellow Plains Investors,
We are grateful for your investment in Plains, and are pleased to invite you to join us for our May 25, 2022 annual meeting.
2021 was a year of solid execution for Plains that included significant free cash flow generation and debt reduction, disciplined capital investment and cost control, and the completion of a number of strategic initiatives that improve the positioning of the company for the future. Our teams rallied through demand fluctuations and a changing COVID-19 landscape to exceed our financial plan and substantially achieve our goals throughout the year. Key 2021 achievements include:
•
Generated $2.2 billion in Adjusted EBITDA attributable to Plains and ~$1.65 billion in Free Cash Flow after Distributions, which exceeded our goals for the year.

•
Reduced debt by ~$1 billion and ended the year with ~$3.0 billion of committed liquidity.

•
Returned ~$695 million to common equity holders via distributions and unit repurchases.

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Completed asset sales of $875 million.

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Achieved a targeted credit rating upgrade from Moody’s to investment grade and received affirmations of investment grade ratings from S&P and Fitch.

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Meaningfully expanded our Permian operational and commercial footprint via the cashless, debt-free Plains Oryx Permian Basin Joint Venture.

•
Placed both our Wink-to-Webster and Capline reversal projects into partial service and reduced capital expenditures by ~$230 million relative to our initial 2021 plan.

•
Advanced our investor and external stakeholder initiatives by progressing sustainability efforts to lower emissions, publishing a fulsome sustainability report (including disclosure of Scope 1 and Scope 2 emissions) and creating our Emerging Energy team.

•
Amended our governing agreements to eliminate all director designation rights, requiring that all Directors be subject to public election.

•
Formed a Health, Safety, Environmental and Sustainability Board Committee to provide enhanced oversight of our health, safety, environmental and sustainability activities and reporting.

We are optimistic about the future of our business as energy demand continues to return to pre-pandemic levels and it becomes increasingly apparent that there will be a critical need for all forms of energy in order to satisfy growing global demand. Underlying supply and demand fundamentals, together with realistic assumptions regarding the growth of various sources of energy, support our belief that hydrocarbons will remain an essential part of the world economy for decades to come. Energy from hydrocarbons will play a key role in supporting a growing global population, reducing poverty, extending longevity and improving overall quality of life.
With our network of strategically positioned North American midstream assets and our focus on the long term positioning and optimization of our business (including through the pursuit of emerging energy opportunities), we are very well positioned to play a critical role in the delivery of energy across North America and globally. As we do so, we will remain focused on generating meaningful multi-year free cash flow and maintaining a balanced approach to capital allocation that includes near-term debt reduction and increasing returns to equity holders through both distribution increases and equity buybacks. We believe we are on the right track and that execution of our plan will deliver strong performance and enhanced value for our investors over the long term.
We appreciate your continued investment and support and we look forward to your participation in our 2022 annual meeting in May.
Sincerely,
Willie Chiang
Chairman of the Board & CEO

Plains All American Pipeline, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF UNITHOLDERS
To Be Held On May 25, 2022

To the holders of common and Series A Convertible Preferred units of Plains All American Pipeline, L.P.:
The 2022 Annual Meeting (the “PAA Annual Meeting”) of the common unitholders and Series A Convertible Preferred unitholders (collectively, our “Unitholders”) of Plains All American Pipeline, L.P. (“PAA”) will be held on May 25, 2022, at 10:00 a.m. Central Time, in the Texas Room located on the 19th Floor of Three Allen Center, 333 Clay Street, Houston, Texas 77002. At the PAA Annual Meeting, our Unitholders (excluding Plains AAP, L.P.) will consider and vote on the following matters:
1.
The election of four Class II directors to serve on the board of directors (the “Board”) of PAA GP Holdings LLC until the 2025 annual meeting;

2.
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.
The approval, on a non-binding advisory basis, of our 2021 named executive officer compensation; and

4.
Any proposal to transact such other business as may properly come before the PAA Annual Meeting and any adjournment or postponement thereof.

The Board unanimously recommends that our Unitholders vote “FOR” proposals 1, 2 and 3. Additional information regarding these proposals is included in the attached proxy statement. Votes received on proposals 1, 2 and 3 will be “passed through” as instructions to PAA, which will vote the Class C shares of Plains GP Holdings, L.P. (“PAGP”) that it owns at PAGP’s annual meeting on behalf of our Unitholders pursuant to such instructions. See “Information About the PAGP and PAA Annual Meetings” below for more information.
We have set the close of business on March 28, 2022 as the record date for determining which of our Unitholders are entitled to receive notice of and to vote at the PAA Annual Meeting and any postponements or adjournments thereof. A list of Unitholders entitled to vote is on file at our principal offices, 333 Clay Street, Suite 1600, Houston, Texas 77002.
Your vote is very important.   Whether or not you plan to attend the PAA Annual Meeting, please cast your vote by following the Internet or telephone voting instructions on the proxy card. You may also vote by completing, signing and dating the accompanying proxy card and returning it promptly in the postage-prepaid envelope provided. See “Questions and Answers About the PAA Annual Meeting — How do I vote?” in the attached proxy statement for more details. Returning the proxy card or voting on the Internet or by telephone does not deprive you of your right to attend the PAA Annual Meeting and to vote your units for the matters to be acted upon at the PAA Annual Meeting.

By Order of the Board of Directors of
PAA GP Holdings LLC, general partner of
Plains GP Holdings, L.P., sole member of
Plains All American GP LLC, general partner of
Plains AAP, L.P., sole member of
PAA GP LLC, general partner of
Plains All American Pipeline, L.P.
Richard McGee
Executive Vice President, General Counsel and Secretary
Houston, Texas
April 14, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF UNITHOLDERS TO BE HELD ON MAY 25, 2022
The Notice of Annual Meeting, the proxy statement for the Annual Meeting and our 2021 Annual Report are available at http://www.astproxyportal.com/ast/02337/.

i

PLAINS ALL AMERICAN PIPELINE, L.P.
PROXY STATEMENT
For
2022 Annual Meeting of Unitholders To Be Held On May 25, 2022
GENERAL INFORMATION ABOUT THE PLAINS ALL AMERICAN PIPELINE, L.P.
ANNUAL MEETING
The board of directors (the “Board”) of PAA GP Holdings LLC (“PAGP GP” or our “general partner”), the general partner of Plains GP Holdings, L.P. (“PAGP”), the sole member of Plains All American GP LLC (“GP LLC”), the general partner of Plains AAP, L.P. (“AAP”), the sole member of PAA GP LLC, the general partner of Plains All American Pipeline, L.P. (“PAA”), is soliciting proxies to be voted on behalf of holders of our common units and holders of our Series A Convertible Preferred Units (“Series A preferred units”) (holders of our common units and our Series A preferred units are collectively referred to as our “Unitholders”) at the 2022 annual meeting of Unitholders (the “PAA Annual Meeting”). This proxy statement is being furnished to you in connection with the solicitation of proxies by and on behalf of the Board for use at the PAA Annual Meeting and includes information about the matters to be voted upon at the PAA Annual Meeting. The PAA Annual Meeting will be held on May 25, 2022, at 10:00 a.m. Central Time, in the Texas Room located on the 19th Floor of Three Allen Center, 333 Clay Street, Houston, Texas 77002. References to “PAA,” “we,” “us,” “our,” “ours” and similar terms refer to Plains All American Pipeline, L.P.
Proxy materials, including the Notice of Annual Meeting, this proxy statement, proxy card and our Annual Report on Form 10-K for the year ended December 31, 2021 (our “2021 Annual Report”), are being mailed to Unitholders beginning on or about April 14, 2022.
We will furnish additional copies of our 2021 Annual Report without charge upon the written request of any record or beneficial owner of our common units or Series A preferred units whose proxy we are soliciting in connection with the PAA Annual Meeting. Please address requests for additional copies of the 2021 Annual Report to the Investor Relations Department, Plains All American, 333 Clay Street, Suite 1600, Houston, Texas 77002, or email your request to plainsIR@paalp.com.
INFORMATION ABOUT THE PAGP AND PAA ANNUAL MEETINGS
PAGP will hold an annual meeting of its Class A, Class B and Class C shareholders (the “PAGP Annual Meeting”) immediately following the PAA Annual Meeting. At the PAGP Annual Meeting, PAGP shareholders will be asked to approve proposals 1, 2 and 3, which are described in the table below. Each PAGP shareholder of record will be entitled to one vote for each Class A, Class B and Class C share owned for Proposals 1, 2 and 3. On March 28, 2022, 194,192,777 Class A shares, 46,850,538 Class B shares and 532,273,469 Class C shares were issued and outstanding. PAA owns all of the issued and outstanding Class C shares and will vote (or refrain from voting) such shares on a pass-through basis on behalf of and according to the direction of PAA’s unitholders (excluding AAP) with respect to proposals 1, 2 and 3.
At the PAA Annual Meeting, PAA Unitholders (excluding AAP) will vote on a pass-through basis on proposals 1, 2 and 3 described below by instructing PAA how to vote the PAGP Class C shares that it owns on such proposals at the PAGP Annual Meeting.
The following table sets forth certain information with respect to the proposals to be voted on at the PAGP Annual Meeting:

Proposal	Voting Options	Vote Required for Approval of Proposal at the PAGP Annual Meeting
1. The election of four Class II directors to serve on the Board until the 2025 annual meeting.	You may vote “FOR”, or you may “WITHHOLD” authority to vote for, all, some or none of the nominees for director.
Directors will be elected by a plurality of the votes cast, in person or by proxy, by the holders of the Class A, Class B and Class C shares present and entitled to vote, voting as a single class. Broker non-votes are not considered votes cast and will have no effect on the election of directors.

2. The ratification of the appointment of PricewaterhouseCoopers LLP as PAGP’s and PAA’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	You may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting.
This proposal must receive a majority of the votes cast, in person or by proxy, by the holders of the Class A, Class B and Class C shares present and entitled to vote, voting as a single class. Abstentions will be counted as votes present and entitled to vote and will have the same effect as votes “AGAINST” this proposal. We do not expect there to be any broker non-votes for this proposal.

3. The approval, on a non-binding advisory basis, of our 2021 named executive officer compensation.	You may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting.
This proposal must receive a majority of the votes cast, in person or by proxy, by the holders of the Class A, Class B and Class C shares present and entitled to vote, voting as a single class. Abstentions will be counted as votes present and entitled to vote and will have the same effect as votes “AGAINST” this proposal. Broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.

QUESTIONS AND ANSWERS ABOUT THE PAA ANNUAL MEETING
The following questions and answers are intended to address briefly some commonly asked questions regarding the PAA Annual Meeting. These questions and answers may not address all questions that may be important to you as a Unitholder. Please refer to the additional information contained elsewhere in this proxy statement and the documents referred to in this proxy statement.
Q:
What is the purpose of these proxy materials?

A:
The Board is soliciting your proxy to vote at the PAA Annual Meeting because you were a Unitholder at the close of business on March 28, 2022, the record date for the PAA Annual Meeting (the “Record Date”), and are therefore entitled to receive notice regarding the PAA Annual Meeting, and to attend and vote at the PAA Annual Meeting. This proxy statement summarizes the information that you need to know in order to cast your vote at the PAA Annual Meeting. As a Unitholder, your vote is very important and the Board strongly encourages you to exercise your right to vote. You do not need to attend the PAA Annual Meeting to vote your units, and we encourage you to vote even if you are unable to attend the PAA Annual Meeting in person. If you are unable to attend the PAA Annual Meeting, you may vote by Internet, by telephone or by signing and returning the attached proxy card in the envelope provided. See “How do I vote?” below.

Q:
What is the recommendation of the Board?

A:
The Board unanimously recommends that you vote in the following manner:

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FOR the election of each of Victor Burk, Kevin S. McCarthy, Harry N. Pefanis and Gary R. Petersen as a Class II director of the Board to serve until the 2025 annual meeting;

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FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

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FOR the approval, on a non-binding advisory basis, of our 2021 named executive officer compensation.

Q:
When and where is the PAA Annual Meeting?

A:
The PAA Annual Meeting will be held on May 25, 2022, at 10:00 a.m. Central Time, in the Texas Room located on the 19th Floor of Three Allen Center, 333 Clay Street, Houston, Texas 77002. Only Unitholders of record as of March 28, 2022 are entitled to vote and ask questions at the PAA Annual Meeting. If you are not a Unitholder of record but hold units in “street name” through a brokerage firm, bank, dealer or other similar organization, trustee, or nominee (generally referred to in this proxy statement as a “broker”), you may attend the PAA Annual Meeting as a guest. Please note that if you hold units in “street name” through a broker and desire to vote your units or ask questions during the PAA Annual Meeting, you must request and obtain a valid “legal proxy” from your broker and register to attend the PAA Annual Meeting as a Unitholder with American Stock Transfer & Trust Company, LLC (“AST”).

Information on who can vote and ask questions during the PAA Annual Meeting is discussed immediately below.
Q:
Who can vote and ask questions at the PAA Annual Meeting?

A:
You are entitled to vote and ask questions at the PAA Annual Meeting if you were a Unitholder of record as the close of business on March 28, 2022, the record date for the PAA Annual Meeting.

Unitholder of Record: Units Registered in Your Name.   You are a Unitholder of record if your units were registered directly in your name with our transfer agent, AST, at the close of business on March 28, 2022. As a Unitholder of record, you may vote and ask questions during the PAA Annual Meeting. Whether or not you plan to attend the PAA Annual Meeting, we urge you to submit a proxy to ensure your vote is counted. See page 5 for detailed instructions on how to vote your units.

Beneficial Owner: Units Registered in the Name of Broker.   If your units were held in an account at a broker at the close of business on March 28, 2022, then you are the beneficial owner of units held in “street name” and the broker holding your account is considered to be the Unitholder of record for purposes of voting at the PAA Annual Meeting. As a beneficial owner, you have the right to direct your broker regarding how to vote the units in your account. You are also invited to attend the PAA Annual Meeting as a guest. Because you are not the Unitholder of record, you may not vote your units or ask questions at the PAA Annual Meeting unless you request and obtain a valid legal proxy from the organization that holds your units giving you the right to vote the units at the PAA Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.
After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the PAA Annual Meeting as a Unitholder, you must submit proof of your legal proxy reflecting the number of your units along with your name and email address to AST. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:
American Stock Transfer & Trust Company, LLC
Attn: Proxy Tabulation Department
6201 15th Avenue | Brooklyn, NY 11219
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 18, 2022.
You will receive a confirmation of your registration by email after we receive your registration materials. Once registered, you may attend the PAA Annual Meeting, submit questions and vote your units during the meeting.
Q:
Who is soliciting my proxy?

A:
The Board is sending or otherwise providing you access to this proxy statement in connection with its solicitation of proxies for use at the PAA Annual Meeting.

Q:
Who is entitled to vote at the PAA Annual Meeting?

A:
All holders of our common units and Series A preferred units at the close of business on the Record Date are entitled to receive notice of the PAA Annual Meeting and to vote the common units and Series A preferred units that they held on the Record Date at the PAA Annual Meeting as described below.

Each common unitholder (excluding AAP with respect to proposals 1, 2 and 3) is entitled to one vote for each common unit owned on all matters to be considered at the PAA Annual Meeting. The Series A preferred unitholders will vote on an as-converted basis, with each Series A preferred unit entitled to one vote on all matters to be considered at the PAA Annual Meeting. As of March 28, 2022, 702,668,178 common units and 71,090,468 Series A preferred units were issued and outstanding. AAP owns 241,485,177 common units, and, as noted above, it is not entitled to vote such common units on proposals 1, 2 or 3. The following table provides the number of common units entitled to vote on each proposal:

Proposal	Common Units Entitled to Vote (including Series A Preferred Units on an as-converted basis)	Explanation
Proposals 1, 2 and 3	532,273,469	Excludes common units held by AAP. The number of common units owned by AAP is, by design, equivalent to the number of outstanding PAGP Class A and Class B shares and unvested Class B units of AAP. PAGP Class A and Class B shareholders will vote on proposals 1, 2 and 3 directly at the PAGP Annual Meeting. Therefore, excluding common units held by AAP from the “pass-through” vote prevents double voting on these proposals within the overall capital structure of PAGP, AAP and PAA. Common units held by AAP in respect of unvested Class B units of AAP are non-voting units until such Class B units vest and are converted to Class A units of AAP.

Q:
How do I vote?

A:
If you are a Unitholder of record at the close of business on the Record Date, you may vote your units by any of the following methods:

•
Voting online before the meeting.   You may vote online by visiting the Internet address listed on your proxy card. Internet voting procedures have been established to verify your identity and to confirm your voting instructions. Please have your proxy card available when you visit the Internet address.

•
Voting by telephone before the meeting.   You may vote by telephone by calling the toll-free number listed on your proxy card. Telephone voting procedures have been established to verify your identity, to allow you to provide proxy voting instructions and to confirm that your instructions were accurately recorded. Please have your proxy card available when you call.

•
Voting by mail before the meeting.   You may vote by mail by returning your completed, signed and dated proxy card in the enclosed postage-paid return envelope.However, in order to ensure that your vote is received in a timely manner, we recommend that you vote online or by telephone as described above.

•
Voting during the meeting.   If you are a Unitholder of record, you may attend the PAA Annual Meeting, ask questions and vote during the meeting. If you are a beneficial owner of units held in street name, you must be registered to attend the PAA Annual Meeting as a Unitholder and must have a valid legal proxy in order to vote during the meeting. Please read the “Beneficial Owner: Units Registered in the Name of Broker” answer under the question “Who can vote and ask questions at the PAA Annual Meeting?” above for instructions on how to register to attend the PAA Annual Meeting and obtain a legal proxy.

Internet and telephone voting will be available to Unitholders of record 24 hours a day until 11:59 p.m. Eastern Time on May 24, 2022, the night before the PAA Annual Meeting. If you use the Internet or the toll-free telephone number to provide your proxy voting instructions, you do not need to mail in your proxy card. If you mail in your proxy card, it must be received by PAA before the voting polls close at the PAA Annual Meeting.
Even if you plan to attend the PAA Annual Meeting, please vote your units by proxy in advance of the PAA Annual Meeting (either online, by telephone or by mail as described above) as soon as possible so that your units will be represented at the PAA Annual Meeting if for any reason you are unable to attend.
Q:
What do I do if I want to change my vote after I have already voted by proxy?

A:
If you are a Unitholder of record at the close of business on the Record Date, you may change your vote at any time before the voting polls close at the PAA Annual Meeting by:

•
submitting a proxy with new voting instructions using the Internet or telephone voting system (please note that the deadline for voting online or by telephone is 11:59 p.m. Eastern Time on May 24, 2022);

•
delivering a later-dated, executed proxy card to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219;

•
delivering a written notice of revocation of your proxy to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219; or

•
attending the PAA Annual Meeting and voting during the PAA Annual Meeting pursuant to the instructions above. Please note that attendance at the PAA Annual Meeting will not by itself (i.e., without also voting) revoke a previously granted proxy.

If you are a beneficial owner of common units or Series A preferred units held in street name and you have instructed your broker or other nominee to vote your units, you must follow the procedure your broker or other nominee provides to change those instructions. You may also vote during the PAA Annual Meeting if you obtain a legal proxy from your broker or other nominee and register to attend the PAA Annual Meeting pursuant to the instructions above.
Q:
What is a broker non-vote?

A:
A broker non-vote occurs when units held by a broker, bank or other nominee on behalf of a beneficial owner are not voted with respect to a particular matter because the broker lacks discretionary authority to vote the units and has not received voting instructions from the beneficial owner. Brokers, banks and other nominees only have discretionary authority to vote on routine proposals; they are prohibited from voting on non-routine proposals without instructions from the beneficial owner. The ratification of the independent auditor (Proposal 2) is the only routine matter on which brokers, banks and other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. The election of directors (Proposal 1) and the advisory vote to approve our 2021 named executive officer compensation (Proposal 3) are non-routine matters. If a broker returns a proxy with a voting choice selected for a routine proposal but with no voting choice selected for a non-routine proposal, the result is a broker non-vote. Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum at the meeting, but are not considered votes cast and will have no impact on non-routine matters. Accordingly, we do not expect there to be any broker non-votes for Proposal 2 and broker non-votes will not be counted as votes either “FOR” or “AGAINST” Proposals 1 and 3.

Q:
What constitutes a quorum?

A:
The holders of a majority of the outstanding common units and Series A preferred units (on an as-converted basis) entitled to vote and represented in person or by proxy shall constitute a quorum at the PAA Annual Meeting. Your units will be counted as present at the PAA Annual Meeting if:

•
you are present and vote at the meeting; or

•
you, or your broker if you are a beneficial owner of units held in street name, have submitted a properly executed proxy.

Executed proxies received but marked as abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum.
Q:
What will I be voting on?

A:
Unitholders (excluding AAP) will be casting a “pass-through” vote on Proposals 1, 2 and 3 by instructing PAA how to vote its PAGP Class C shares on those proposals at PAGP’s annual meeting. PAA will vote (or refrain from voting) its Class C shares on each matter submitted to PAGP’s shareholders in the same proportion as the votes received from or withheld by the Unitholders with respect to such matter. The proposals that will be voted on and the required vote for approval of such proposals is set forth above under “Information About the PAGP and PAA Annual Meetings.”

Q:
Who covers the expense of the proxy solicitation?

A:
The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by PAGP GP’s directors and officers, as well as by employees of GP LLC, without additional remuneration, by mail, phone, fax or in person. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our units as of the Record Date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your units electronically, via the Internet or by telephone, or by signing and returning the enclosed proxy card will help to avoid additional expenses. We have hired Georgeson LLC to solicit proxies for a fee of $10,000 plus reasonable expenses for additional services.

Q:
What if I do not mark a voting choice for some of the matters listed on my proxy card?

A:
If you return a signed proxy card without indicating your voting choice, your units will be voted in accordance with the Board’s recommendation for each proposal with respect to which a voting choice is not indicated.

Q:
Who will tabulate and certify the vote?

A:
AST will tabulate and certify the vote, and a representative of AST will act as the independent inspector of elections for the PAA Annual Meeting.

PROPOSAL 1 — ELECTION OF CLASS II DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF VICTOR BURK, KEVIN S. MCCARTHY, HARRY N. PEFANIS AND GARY R. PETERSEN TO SERVE AS A CLASS II DIRECTOR ON OUR GENERAL PARTNER’S BOARD OF DIRECTORS UNTIL THE 2025 ANNUAL MEETING.
Board and Governance Structure
Summary of Recent Changes.   Investors have voiced a preference for certain governance practices, and over the course of the last several years, our board and governance structure has evolved and changed in ways that we believe are meaningfully beneficial to investors. Highlights of some of the key changes are as follows:
2016
•
Replaced our dual board structure for PAA and PAGP with a unified governance structure that resulted in the Board being solely responsible for the governance of PAA, AAP and PAGP;

•
Amended our governing documents to enfranchise all shareholders of PAGP and all public common unitholders and Series A preferred unitholders of PAA by providing for shareholder elections of directors commencing in 2018 (on a staggered three year rolling basis);

2017
•
Added Asian American director to the Board (subsequently became Chairman of the Board in January 2020);

2018
•
Held first annual meeting for the election of directors;

•
Added new independent female director to the Board;

2019
•
Amended our governing documents to require that a majority of our Board satisfy applicable stock exchange independence requirements, despite the fact that as a limited partnership we are exempt from such requirements (eight out of 11 (73%) of our current Board members have been assessed by the Board and determined to be independent);

•
Amended our governing documents to create a strong lead independent director role in connection with the retirement of our former Chairman and the re-combination of the roles of Chairman and CEO;

•
With the assistance of our governance committee, initiated a comprehensive board assessment, refreshment and succession planning process that includes a periodic skills and needs assessment, the development and maintenance of a formal board succession plan and annual director performance evaluations;

2020
•
Added new independent director to the Board;

•
Appointed independent chairman to compensation committee;

•
Adopted Equity Ownership Guidelines and Clawback Policy;

2021
•
Established a new committee, the Health, Safety, Environmental and Sustainability (“HSES”) Committee, to assist the Board in its oversight of various HSES matters and facilitate the efforts of management to further strengthen our focus on sustainability and ESG matters;

•
Mandated that the members of all Board committees be independent;

•
Amended our governing documents to increase the number of directors subject to public election by adding the three directors who are current or former members of management; and

•
Amended our governing documents to eliminate the lone remaining legacy director designation right, resulting in all Board members being subject to public election, and all non-management directors serving on the same basis in terms of rights, duties and obligations of directors.

General Overview and Board Makeup.    Our Board has responsibility for managing the business and affairs of PAGP, PAA and AAP. The Board currently has 11 members, including the CEO, who currently serves as Chairman of the Board. As contemplated by our governing documents, because the roles of CEO and Chairman of the Board are held by the same person, the Board has designated one of our independent directors (Bobby Shackouls) to serve as Lead Director. Our governing documents also require that at least a majority of directors must meet the independence requirements of the national securities exchange on which the securities of PAA and PAGP are listed (currently Nasdaq).
The Board is divided into three staggered classes such that the terms for the directors within each class expire on a rotating three-year basis, as set forth below. The Board (excluding directors whose terms are expiring) and, subject to certain ownership and notice requirements, holders of common units have the right to nominate individuals to stand for election at an annual meeting. Individuals elected at an annual meeting will serve for a term of three years, subject to a director’s earlier resignation, death or removal. If an individual is elected to the Board to fill a vacancy, that director will have the same remaining term as his or her predecessor. All directors standing for election at the 2022 annual meeting were nominated by the Board (excluding the vote of the directors whose terms are expiring); no nominations were received from eligible holders of common units.
	Independent	Audit Committee	Compensation Committee	Governance Committee	HSES Committee	Chairman of the Board	Lead Director
Class I Directors (Term expires 2023)
Willie Chiang, Chairman of the Board and CEO
Alexandra D. Pruner
Lawrence M. Ziemba
Class II Directors (Term expires 2022)
Victor Burk*
Kevin S. McCarthy*
Harry N. Pefanis, President*
Gary R. Petersen*
Class III Directors (Term expires 2024)
Greg L. Armstrong, Senior Advisor to the CEO (former Chairman of the Board and CEO)
John T. Raymond
Bobby S. Shackouls
Christopher M. Temple
*	Nominated by the Board for re-election at the 2022 Annual Meeting.
Determined by the Board to be independent under applicable Nasdaq and SEC rules.

Company Employee — independence has not been assessed by the Board.
Committee Member
Committee Chairman
Chairman of the Board
Lead Director
As described in the summary above, since 2016, the Board has taken numerous meaningful steps to provide PAGP shareholders and PAA unitholders the right to vote for members of the Board. At a special meeting of PAGP shareholders called by the Board and held in November 2016 in connection with our simplification transaction (the “Simplification Transaction”), PAGP shareholders overwhelmingly approved the following changes to our governing documents, among others:
•
the implementation of a unified governance structure for PAA and PAGP that resulted in the Board being solely responsible for the governance of PAGP, AAP and PAA; and

•
the division of the Board into three classes and the commencement of shareholder elections of directors by class starting in 2018, with the participation and enfranchisement of all shareholders of PAGP and all public common unitholders and Series A preferred unitholders of PAA.

These features distinguish PAGP and PAA from many of their midstream master limited partnership peers. Together with the alignment of interests among investors that was created through the elimination of PAA’s incentive distribution rights in connection with the Simplification Transaction, the Board has put in place an overall governance structure that vastly improves the governance rights of our investors and which we believe is regarded by many as a structure that, together with other factors, produces a degree of alignment with our investors that places us at the top of our master limited partnership peers for the midstream sector regarding governance structure and voting rights. The Board believes that the continued implementation of the modified governance structure as approved by PAGP’s shareholders, together with the governance enhancements made in recent years, is consistent with the will and expectations of investors in PAA and PAGP.
Director and Nominee Experience and Qualifications
With respect to any director nominations made by the Board in connection with annual director elections or in the event of a vacancy on the Board, in each case to the extent requested by the Chairman of the Board, the governance committee assists in identifying and screening potential candidates. The governance committee makes its recommendations based on an assessment of the skills, experience and characteristics of the candidate in the context of the needs of the Board. It is the policy and practice of the governance committee and the Board to consider diversity (including diversity of gender, race and ethnicity) in connection with the process of identifying and assessing potential Board candidates.
During 2019, with the assistance of the governance committee, the Board initiated a board assessment, refreshment and succession planning process. This process includes (i) the periodic assessment of the skills, background and experience of our directors, which is used to identify potential enhancement areas relative to the ideal mix of skills, background and experience for our board, (ii) the development and maintenance of a board succession plan that identifies near and longer-term actions and includes succession plans for each board committee, and (iii) the annual evaluation by each director of the performance of every other director in a variety of categories that directly impact overall board performance and effectiveness. Board succession planning efforts and director evaluations are updated on a regular basis. The governance committee also oversees the Board’s annual self-assessment process as well as the process by which the Board assesses the effectiveness of its various committees.
In evaluating director nominees and in reviewing the qualifications and experience of the directors continuing in office, the governance committee and Board consider a variety of factors, including independence, financial literacy, personal and professional accomplishments, diversity and experience in light of the needs of the company. For incumbent directors, factors also include past performance on the Board. The Board has determined that it is beneficial to have individuals on the Board with the following skills, experiences, and characteristics (See the Director Skills Matrix below for an overview of the skills, experiences and characteristics of our current Board members):
• Public Company Experience (Officer/Director)	• Industry Experience (Upstream/Midstream/Downstream)
• Finance/Accounting	• Private Equity
• Business Development/Strategy/Commercial	• Diversity (Gender/Race/Ethnicity)
• Legal/Governance/Government Relations	• International
• Operations/Engineering/Construction	• Cybersecurity/IT
Director Skills Matrix
	Armstrong	Burk	Chiang	McCarthy	Pefanis	Petersen	Pruner	Raymond	Shackouls	Temple	Ziemba
Public Company Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Finance/Accounting	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Business Development/ Strategy/Commercial	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Legal/Governance/ Government Relations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Operations/Engineering/ Construction	✓		✓		✓			✓	✓		✓
Industry Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Private Equity				✓		✓		✓		✓
Diversity			✓				✓
International	✓	✓	✓		✓	✓	✓	✓	✓		✓
Cybersecurity/IT							✓			✓
Board Diversity Matrix
The following information is provided pursuant to Nasdaq Listing Rule 5605(f) and 5606:
Board Diversity Matrix (As of March 28, 2022)
Total Number of Directors	11
	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity
Directors	1	10
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	9
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Class II Directors Standing for Election at the 2022 Annual Meeting
The Board has nominated Messrs. Burk, McCarthy, Pefanis and Petersen, current Class II directors, for election at the 2022 annual meeting. Each nominee has consented to serve if elected and, if elected, will serve until the 2025 annual meeting, subject to their earlier resignation, death or removal. If any of the nominees becomes unavailable to serve as a director prior to the 2022 annual meeting, the Board may designate a substitute nominee, or the Board may decide to reduce the size of the Board. In the case of a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.
VICTOR BURK Independent PAGP/PAA Director since 2010 Committees: Audit (chair)
Victor Burk, age 72, has served as a director of PAGP GP since January 2014. He has been a Managing Director for Alvarez and Marsal, a privately owned professional services firm, since April 2009. From 2005 to 2009, Mr. Burk was the global energy practice leader for Spencer Stuart, a privately owned executive recruiting firm. Prior to joining Spencer Stuart, Mr. Burk served as managing partner of Deloitte & Touche’s global oil and natural gas group from 2002 to 2005. He began his professional career in 1972 with Arthur Andersen and served as managing partner of Arthur Andersen’s global oil and natural gas group from 1989 until 2002. Mr. Burk served on the board of directors and audit committee of EV Energy Partners, L.P. from September 2006 until June 2018. Mr. Burk served as a director and as chairman of the audit committee of PNGS GP LLC, the general partner of PAA Natural Gas Storage, L.P., from April 2010 through December 2013. Mr. Burk also serves as a board member of the Sam Houston Area Council of the Boy Scouts of America. He received a BBA in Accounting from Stephen F. Austin State University, graduating with highest honors. The Board has determined that Mr. Burk is “independent” under applicable Nasdaq and SEC rules and qualifies as an “Audit Committee Financial Expert.” We believe that Mr. Burk’s background, spanning over 30 years of extensive public accounting and consulting experience in the energy industry, coupled with his demonstrated leadership abilities, bring valuable experience and insight to the Board.

Board Qualifications:
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Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Industry Experience

•
International

KEVIN S. MCCARTHY Independent PAGP/PAA Director since 2020 Committees: None
Kevin S. McCarthy, age 62, has served as a director of PAGP GP since October 2020. He currently serves as Vice Chairman at Kayne Anderson, where he co-founded the firm’s energy infrastructure securities activities, and served as CEO and Chairman of the Board of Directors for Kayne Anderson’s closed-end funds from 2004 through July 2019. Prior to joining Kayne Anderson in 2004, Mr. McCarthy was global head of energy investment banking at UBS Securities LLC and held similar positions at PaineWebber Incorporated and Dean Witter Reynolds. Mr. McCarthy serves as a director of Kinetik Holdings Inc. (formerly Altus Midstream Company) and Whiting Petroleum Corporation, and previously served as a director of Range Resources Corporation, ONEOK, Inc., Emerge Energy Services LP and K-Sea Transportation Partners L.P. He also sits on the board of directors of the Gladney Fund. Mr. McCarthy earned a BA in

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Industry Experience

•
Private Equity

economics and geology from Amherst College and an MBA in Finance from the Wharton School at the University of Pennsylvania. The Board has determined that Mr. McCarthy is “independent” under applicable Nasdaq and SEC rules. Mr. McCarthy’s extensive investment management background and involvement in the energy sector, along with the breadth and depth of his market and industry knowledge, brings substantial experience, insight and skill to the Board.

HARRY N. PEFANIS Not Independent PAGP/PAA Director since 2017 President
Harry N. Pefanis, age 64, has served as a director of PAGP GP since February 2017 and as President of PAGP GP and GP LLC since March 2021. He previously served as President and Chief Commercial Officer of PAGP GP and GP LLC from January 2018 until March 2021. He served as President and Chief Operating Officer of GP LLC from PAA’s formation in 1998 through December 2017, and as President and Chief Operating Officer of PAGP GP from July 2013 through December 2017. He was also a director of PAA’s former general partner. In addition, he was Executive Vice President — Midstream of Plains Resources from May 1998 to May 2001. He previously served Plains Resources as: Senior Vice President from February 1996 until May 1998; Vice President — Products Marketing from 1988 to February 1996; Manager of Products Marketing from 1987 to 1988; and Special Assistant for Corporate Planning from 1983 to 1987. Mr. Pefanis was also President of several former midstream subsidiaries of Plains Resources prior to PAA’s formation. Mr. Pefanis served as a director of Oasis Midstream Partners, L.P. from July 2018 until February 2022. He is also a director of the Memorial Hermann Foundation. Mr. Pefanis’s involvement with PAA since its formation and his considerable operational, commercial, accounting and financial experience brings important and valuable skills to the Board.

Board Qualifications:
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Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Operations/Engineering/ Construction

•
Industry Experience

•
International

GARY R. PETERSEN Independent PAGP/PAA Director since 2001 Committees: Compensation Governance
Gary R. Petersen, age 75, has served as a director of PAGP GP since November 2016. He served as a director of PAA’s general partner from June 2001 until November 2016. Mr. Petersen is a Managing Partner of EnCap Investments L.P., an investment management firm which he co-founded in 1988. He also served as a director of EV Energy Partners, L.P. from September 2006 until June 2018. He had previously served as Senior Vice President and Manager of the Corporate Finance Division of the Energy Banking Group for RepublicBank Corporation. Prior to his position at RepublicBank, he was Executive Vice President and a member of the Board of Directors of Nicklos Oil & Gas Company from 1979 to 1984. He served from 1970 to 1971 in the U.S. Army as a First Lieutenant in the Finance Corps and as an Army Officer in the Army Security Agency. He is a member of the Independent Petroleum Association of America, the Houston Producers Forum and the Petroleum Club of Houston. Mr. Petersen is a director

Board Qualifications:
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Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Industry Experience

•
Private Equity

•
International

of the Memorial Hermann Health System and the Houston Museum of Natural Science. He also sits on the board of trustees of The Council on Recovery. Mr. Petersen holds BBA and MBA degrees in finance from Texas Tech University. The Board has determined that Mr. Petersen is “independent” under applicable Nasdaq and SEC rules. Mr. Petersen has been involved in the energy sector for a period of more than 35 years, garnering extensive knowledge of the energy sectors’ various cycles, as well as the current market and industry knowledge that comes with management of approximately $18 billion of energy-related investments. In tandem with the leadership qualities evidenced by his executive background, we believe that Mr. Petersen brings numerous valuable attributes to the Board.

Other Directors (Not Standing for Election at the 2022 Annual Meeting)
Class I Directors (terms expire in 2023):
WILLIE CHIANG Not Independent PAGP/PAA Director since 2017 Chairman and CEO
Willie Chiang, age 61, has served as a director of PAGP GP since February 2017, as Chief Executive Officer of PAGP GP and GP LLC since October 2018 and as Chairman of the Board since January 2020. He served as Executive Vice President and Chief Operating Officer of PAGP GP and GP LLC from January 2018 until October 2018. He also served as Executive Vice President and Chief Operating Officer (U.S.) of PAGP GP and GP LLC from August 2015 through December 2017. Prior to joining Plains, Mr. Chiang served as Executive Vice President — Operations for Occidental Petroleum Corporation from 2012 until 2015. From 1996 until 2012, he served in various positions at ConocoPhillips, including most recently as Senior Vice President — Refining, Marketing, Transportation and Commercial. He serves on the board of the Society for the Performing Arts and as chair of the finance committee and as incoming chair for the United Way of Greater Houston. He received a BS in Mechanical Engineering from South Dakota School of Mines and Technology and completed the Advanced Management Program at the University of Pennsylvania. Mr. Chiang’s role as CEO and his broad experience in the energy industry, together with his leadership capabilities and strategic focus, make him highly qualified to serve on the Board.

Board Qualifications:
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Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Operations/Engineering/ Construction

•
Industry Experience

•
Diversity

•
International

ALEXANDRA D. PRUNER Independent PAGP/PAA Director since 2018 Committees: Audit Governance
Alexandra D. Pruner, age 60, has served as a director of PAGP GP since December 2018. Ms. Pruner has served as a Senior Advisor of Perella Weinberg Partners (“PWP”), a global independent advisory firm providing strategic and financial advice and asset-management services, and its energy division, Tudor, Pickering, Holt & Co., since December 2018. She previously served as Partner and Chief Financial Officer of PWP from December 2016 through November 2018. She served as CFO and a member of the Management Committee at Tudor, Pickering, Holt & Co. from the firm’s founding in 2007 until its combination with PWP in 2016. Ms. Pruner served as a director and member of the audit committee of Anadarko Petroleum Corporation from December 2018 until August 2019. She has also served as a director of NRG Energy, Inc. since October 2019, as chairman of the board of Malta Inc. since April 2022, and as a director of Encino Acquisition Partners, LLC since November 2019 and as chairman of the board since December 2021. She is the founder and a board member of Women’s Global Leadership Conference in Energy & Technology, is an Emeritus Director of the Amegy Bank Development Board, and is Chair of Brown University’s President’s Advisory Council on the Economics Department. She also serves on the Board of the Houston Zoo and the Texas Medical Center, among other volunteer efforts. Ms. Pruner holds a BA in Economics from Brown University. The Board has determined that Ms. Pruner is “independent” under applicable Nasdaq and SEC rules and qualifies as an “Audit Committee Financial Expert.” Ms. Pruner’s extensive experience in the energy industry from a variety of perspectives, along with her strong finance and investment banking background, make her uniquely qualified to serve on the Board.

Board Qualifications:
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Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Industry Experience

•
Diversity

•
International

•
Cybersecurity/IT

LAWRENCE M. ZIEMBA Independent PAGP/PAA Director since 2020 Committees: Audit HSES (chair)
Lawrence M. Ziemba, age 66, has served as a director of PAGP GP since January 2020. Mr. Ziemba served as Executive Vice President, Refining, and a member of the executive committee of Phillips 66 from May 2012 until his retirement in December 2017. From 2001 to May 2012, he served in various downstream positions with ConocoPhillips, including most recently as President, Global Refining, and as a member of the executive committee. He also held various positions of increasing responsibility with Tosco/Unocal from 1977 to 2001. He has held a number of industry leadership positions, including with API and AFPM. He currently serves on the board of directors of PBF Logistics GP LLC. He also serves on the board of trustees of Duchesne Academy in Houston, where he chairs the finance committee. Mr. Ziemba received a BS in mechanical engineering from the University of Illinois — Champaign and an MBA from the University of Chicago. The Board has determined that Mr. Ziemba is “independent” under applicable Nasdaq and SEC rules. We believe that his

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Operations/Engineering/ Construction

•
Industry Experience

•
International

operations, technical and project management expertise, coupled with his business sense and understanding of strategic positioning in the energy space, adds a diverse operating and downstream perspective to the Board.

Class III Directors (terms expire in 2024):
GREG L. ARMSTRONG Not Independent PAGP/PAA Director since 1998 Former Chairman and CEO
Greg L. Armstrong, age 63, has served as a director of PAGP GP since 2013. He has also served as Senior Advisor to the CEO since January 1, 2020. Mr. Armstrong served as Chairman of the Board of PAGP GP from July 2013 through December 31, 2019 and as Chief Executive Officer of PAGP GP from July 2013 until his retirement from such position in October 2018. He also served as Chief Executive Officer of GP LLC from PAA’s formation in 1998 until his retirement from that position in October 2018. He served as a director of PAA’s general partner or former general partner from PAA’s formation until November 2016 when the Board of PAGP GP assumed responsibility for PAA in addition to PAGP and AAP. In addition, he was President, Chief Executive Officer and director of Plains Resources Inc. from 1992 to May 2001 and served in various roles of increasing responsibility from 1981 to 1992. Mr. Armstrong served as a director of the Federal Reserve Bank of Dallas from 2015 to 2021, retiring as Chair at the end of 2021. Mr. Armstrong also serves as a director of the Memorial Hermann Health System and NOV, Inc. Mr. Armstrong is also a member of the advisory board of the Maguire Energy Institute at the Cox School of Business at Southern Methodist University, a member of the adjunct faculty for the University of Oklahoma’s Executive MBA in Energy program and is a past Chairman of the National Petroleum Council. Mr. Armstrong’s experience with PAA since its formation, including as former Chairman and CEO, and his long-time involvement in the energy industry, provide the Board with invaluable insight and perspective.

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Operations/Engineering/ Construction

•
Industry Experience

•
International

JOHN T. RAYMOND Independent PAGP/PAA Director since 2010 Committees: Compensation (chair)
John T. Raymond, age 51, has served as a director of PAGP GP since October 2013. He served as a director of PAA’s general partner from December 2010 until November 2016. Mr. Raymond is the founder and majority owner of The Energy & Minerals Group (“EMG”), which is the management company for a series of specialized private equity funds. EMG was founded in 2006 and focuses on investing across various facets of the global natural resource industry including the upstream and midstream segments of the energy complex. As of September 30, 2021, EMG had approximately $12 billion of regulatory assets under management and approximately $12 billion in commitments have been allocated across the energy sector since inception. From 1998 until founding EMG, Mr. Raymond held various executive leadership positions with several energy companies, including

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Operations/Engineering/ Construction

•
Industry Experience

•
Private Equity

Plains Resources Inc. (the publicly traded predecessor company to Vulcan Energy), Plains Exploration and Production Company, Kinder Morgan, Inc. and Ocean Energy, Inc. From 1992 to 1998, he was a Vice President with Howard Weil Labouisse Friedrichs, Inc. Mr. Raymond has been a direct or indirect owner of PAA’s general partner since 2001 and served on the board of PAA’s general partner from 2001 to 2005. He serves on numerous other private company boards and currently serves on the board of NGL Energy Holdings LLC, the general partner of NGL Energy Partners, L.P. Mr. Raymond received a BSM degree from the A.B. Freeman School of Business at Tulane University with dual concentrations in finance and accounting and currently sits on the board of the Business School Council. He also serves as a director on the board of the American Heart Association, as a member of the MD Anderson Cancer Center Board of Visitors and is a member of YPO. The Board has determined that Mr. Raymond is “independent” under applicable Nasdaq and SEC rules. We believe that Mr. Raymond’s experience with investment in and management of a variety of upstream and midstream assets and operations provides a valuable resource to the Board.
• International
BOBBY S. SHACKOULS Lead Director Independent PAGP/PAA Director since 2010 Committees: Governance (chair)
Bobby S. Shackouls, age 71, has served as a director of PAGP GP since January 2014 and as Lead Director since January 2020. Mr. Shackouls served as Chairman of Burlington Resources Inc. from 1997 until its acquisition by ConocoPhillips in 2006, and continued to serve on the ConocoPhillips Board of Directors until his retirement in May 2011. Prior thereto, Mr. Shackouls served as President and Chief Executive Officer of Meridian Oil, Inc., a wholly owned subsidiary of Burlington Resources, from 1994 to 1995, and as President and Chief Executive Officer of Burlington Resources from 1995 until 2006. Mr. Shackouls served as a director of The Kroger Co. from 1999 until January 2021, as a director of Oasis Petroleum from 2012 until November 2020, and as a director of Quintana Energy Services from January 2019 until July 2020. He served as a director and member of the audit committee of PNGS GP LLC, the general partner of PAA Natural Gas Storage, L.P., from April 2010 through December 2013. The Board has determined that Mr. Shackouls is “independent” under applicable Nasdaq and SEC rules. We believe that Mr. Shackouls’ extensive experience within the energy industry offers valuable perspective and, in tandem with his long history of leadership as the CEO of a public company, make him highly qualified to serve as a member of the Board.

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Operations/Engineering/ Construction

•
Industry Experience

•
International

CHRISTOPHER M. TEMPLE Independent PAGP/PAA Director since 2009 Committees: Compensation HSES
Christopher M. Temple, age 54, has served as a director of PAGP GP since November 2016. He served as a director of PAA’s general partner from May 2009 until November 2016. He is President of DelTex Capital LLC (a private investment firm) and serves as a Senior Advisor to Tailwind Capital. As part of his role as a Senior Advisor with Tailwind Capital, Mr. Temple serves on the board of HMT Tank, LLC and on the board of Loenbro, Inc. He also serves on the board and is chairman of the audit committee of Owl Rock Capital Corporation, Owl Rock Capital Corporation II, Owl Rock Capital Corporation III, Owl Rock Core Income Corporation, Owl Rock Technology Finance Corporation, Owl Rock Technology Fund II and Owl Rock Technology Income Fund. Mr. Temple served as the President of Vulcan Capital, the private investment group of Vulcan Inc., from May 2009 until December 2009 and as Vice President of Vulcan Capital from September 2008 to May 2009. Mr. Temple served as Chairman of Brawler Industries, LLC from September 2012 to July 2016, as a director of Clear Channel Outdoor Holdings from April 2011 through May 2017, and as a director of Charter Communications, Inc. from November 2009 through January 2011. Prior to joining Vulcan in September 2008, Mr. Temple served as a managing director at Tailwind Capital LLC from May to August 2008. Prior to joining Tailwind, Mr. Temple was a managing director at Friend Skoler & Co., Inc. from May 2005 to May 2008. From April 1996 to December 2004, Mr. Temple was a managing director at Thayer Capital Partners. Additionally, Mr. Temple was a licensed CPA serving clients in the energy sector with KPMG in Houston, Texas from 1989 to 1993. Mr. Temple holds a BBA, magna cum laude, from the University of Texas and an MBA from Harvard. The Board has determined that Mr. Temple is “independent” under applicable Nasdaq and SEC rules. Mr. Temple has a broad investment management background across a variety of business sectors, as well as experience in the energy sector. We believe that this background, along with the leadership attributes indicated by his executive experience, provide an important source of insight and perspective to the Board.

Board Qualifications:
•
Public Company Experience

•
Finance/Accounting

•
Business Development/ Strategy/Commercial

•
Legal/Governance/ Government Relations

•
Industry Experience

•
Private Equity

•
Cybersecurity/IT

CORPORATE GOVERNANCE AND RELATED MATTERS
Our Management and Governance
As a limited partnership, we do not directly have directors, officers or employees. Our operations and activities are managed by GP LLC, which employs our management and operational personnel (other than our Canadian personnel, who are employed by Plains Midstream Canada ULC). GP LLC is the general partner of AAP, which is the sole member of our general partner. PAGP is the sole member of GP LLC, and PAGP GP is the general partner of PAGP. The Board has responsibility for managing the business and affairs of PAGP, PAA and AAP.
Our Unitholders are limited partners and do not directly or indirectly participate in our management or operation. Unlike holders of common stock in a corporation, our Unitholders have only limited voting rights on matters affecting our business or governance, subject in all cases to any specific unitholder rights contained in our partnership agreement. In connection with the Simplification Transactions completed in November 2016, we expanded the voting rights of our Unitholders to include the election of directors and, in 2018, we began holding annual meetings for this purpose. For a description of the steps we have taken to strengthen our governance structure and expand the voting rights of our unitholders, as well as a description of our Board structure and information regarding the election of Directors, see “Proposal 1 — Election of Class II Directors — Board and Governance Structure” above.
Board Leadership Structure and Role in Risk Oversight
Effective with the retirement of Mr. Armstrong as Chairman of the Board at the end of 2019, after carefully considering the issue over the course of several meetings, our Board determined that it was in the best interests of PAGP and PAA to re-combine the offices of CEO and Chairman of the Board, and Mr. Chiang assumed the role of Chairman of the Board while continuing to serve as CEO. The Board also approved an amendment to our governing documents that established a strong Lead Director role, requires that one of our independent directors serve as the Lead Director for so long as the CEO and Chairman roles are held by the same person, and clearly delineates the respective responsibilities of the Chairman and the Lead Director. The Board has no set policy with respect to the separation of the offices of Chairman and CEO; rather the Board believes it is in the best interests of PAA and PAGP for the Board to review ongoing conditions and circumstances and to make an appropriate determination to separate, or maintain as combined, the CEO and Chairman roles at the time a new CEO succeeds the current CEO, or upon a significant change in circumstances. In connection with the re-combination of the Chairman and CEO roles effective January 1, 2020, the Board appointed Mr. Shackouls to serve as Lead Director.
With respect to the management of enterprise-level risk (ELR), which is the process of identifying, managing and monitoring events that present opportunities and risks with respect to the operation of our business and the creation of value for our unitholders, the Board has delegated primary responsibility to management and retained oversight responsibility. Management provides a formal ELR assessment to the Board at least once every year.
We believe that our Board leadership structure supports the Board’s risk oversight function by facilitating open and regular communication between management and the directors, which allows informed oversight of management’s processes for identifying and managing significant risks and their impact on PAA’s business. For example, in connection with the COVID-19 pandemic, executive management communicated and met regularly with the Board and provided numerous updates and related information to the Board regarding the assessment and management of the significant risks facing PAA and the impacts to its business resulting from the pandemic. In addition, the CEO/Chairman regularly communicates with the Lead Director to make sure the Board is receiving the information it needs and has the opportunity to provide feedback and input to management, in each case as required for the Board to discharge its oversight role with respect to the risks facing PAA and its business in the current environment.

Non-Management Executive Sessions and Shareholder Communications
Non-management directors meet in executive session in connection with each regular Board meeting. These sessions are presided over by the Lead Director. As circumstances warrant, non-management directors may also meet in executive sessions of special meetings of the Board.
Interested parties can communicate directly with non-management directors by mail in care of the General Counsel and Secretary or in care of the Vice President of Internal Audit at Plains All American Pipeline, L.P., 333 Clay Street, Suite 1600, Houston, Texas 77002. Such communications should specify the intended recipient or recipients. Commercial solicitations or communications will not be forwarded.
Independence Determinations
Because we are a limited partnership, the listing standards of Nasdaq do not require that we or our general partner have a majority of independent directors on the Board. Nonetheless, the PAGP GP LLC Agreement requires that our Board have a majority of directors who are “independent” as defined in applicable Nasdaq and SEC rules. To be considered independent under Nasdaq listing standards, our Board must determine that a director has no relationship with us that would interfere with the exercise of independent judgement in carrying out his or her responsibilities as a director. The standards specify the criteria by which the independence of directors will be determined, including guidelines for directors and their immediate family members with respect to employment or affiliation with us or with our independent public accountants. The Board has assessed the independence of the eight directors who are not current or former members of management (Messrs. Burk, McCarthy, Petersen, Raymond, Shackouls, Temple, Ziemba and Ms. Pruner) and has concluded that all of such directors are independent under applicable Nasdaq and SEC standards.
Audit Committee
Our audit committee reviews our external financial reporting, engages our independent auditors, and reviews the adequacy of our internal accounting controls. The charter of our audit committee is available on our website. See “— Meetings and Other Information” for information on how to access or obtain copies of this charter. The Board has determined that each member of our audit committee (Messrs. Burk (chair), Ziemba and Ms. Pruner) is (i) “independent” under applicable Nasdaq and SEC rules, and (ii) financially literate. The Board has also determined that each of Mr. Burk and Ms. Pruner qualifies as an “Audit Committee Financial Expert” as that term is defined in Item 407 of Regulation S-K.
Compensation Committee; Compensation Committee Interlocks and Insider Participation
Although not required by Nasdaq listing standards, we have a compensation committee that reviews and makes recommendations to the Board regarding the compensation for our executive officers and administers our long-term equity incentive plans for officers and key employees. The compensation committee has delegated limited authority to the CEO to administer our long-term incentive plans with respect to employees and non-Section 16 officers below the Senior Vice President level. The charter of our compensation committee is available on our website. See “— Meetings and Other Information” for information on how to access or obtain copies of this charter. The compensation committee currently consists of Messrs. Raymond (chair), Petersen and Temple. Under applicable Nasdaq rules, none of the members of our compensation committee are required to be “independent;” however, the charter of our compensation committee requires that all members of the committee be independent and the Board has determined that all of the current members of such committee are independent under applicable Nasdaq and SEC standards. The compensation committee has the sole authority to retain any compensation consultants to assist the committee. Since 2019, the compensation committee has engaged Meridian Compensation Partners, LLC to conduct independent annual reviews and benchmark studies of our executive compensation program and practices.
During 2021, none of the members of the compensation committee was an officer or employee of ours or any of our subsidiaries, or served as an officer of any company with respect to which any of our executive officers served on such company’s board of directors. In addition, none of the members of the compensation committee are former employees of ours or any of our subsidiaries. Mr. Raymond is associated with EMG. We have ordinary course business relationships with entities affiliated with EMG; however, the Board has determined that these relationships do not impact Mr. Raymond’s independence. See “Certain Relationships and Related Transactions.”
Governance Committee
Although not required by Nasdaq listing standards, we also have a governance committee that periodically reviews our governance structure, policies and principles, oversees the Board’s annual self-assessment and committee evaluation process, and assists with succession planning and related activities, including identifying and assessing director nominees among other governance related matters. See “Proposal 1 — Election of Class II Directors — Board and Governance Structure” for additional information regarding activities of our governance committee. The charter of our governance committee is available on our website. See “— Meetings and Other Information” for information on how to access or obtain copies of this charter. The governance committee currently consists of Messrs. Shackouls (chair), Petersen and Ms. Pruner. Under applicable Nasdaq rules, none of the members of our governance committee are required to be “independent;” however, the charter of our governance committee requires that all members of the committee be independent and the Board has determined that all of the current members of such committee are independent under applicable Nasdaq and SEC standards.
HSES Committee
In February 2021, the Board established the Health, Safety, Environmental and Sustainability (“HSES”) Committee. The HSES committee assists the Board in its evaluation and oversight of our (i) management of HSES matters, including compliance with applicable laws and regulations; (ii) management of systems and plans to protect the health and safety of employees, contractors, customers, the environment, the communities where we operate, our assets, and our reputation; and (iii) plans to adjust to HSES trends and related risks to more effectively achieve our long-term business and sustainability objectives. Through the discharge of its oversight responsibilities, the HSES committee facilitates the efforts of management to further strengthen our focus on sustainability and ESG matters. The charter of our HSES committee is available on our website. See “— Meetings and Other Information” for information on how to access or obtain copies of this charter. The HSES committee currently consists of Messrs. Ziemba (chair) and Temple, both of whom are independent under applicable Nasdaq and SEC standards.
Meetings and Other Information
During 2021, our Board had five meetings, our audit committee had ten meetings, our compensation committee had four meetings, our governance committee had two meetings and our HSES committee had three meetings. In addition, members of our compensation committee and governance committee held numerous conference calls and discussions throughout the year on various compensation and governance related matters. All directors have access to members of management, and a substantial amount of information transfer and informal communication occurs between meetings. In 2021, all of our directors attended all meetings of the Board and applicable committees of the Board on which the director served, other than one director who missed one committee meeting. Board members are encouraged, but not required, to attend our annual meetings; nine Board members attended our annual meeting in 2021.
All of our standing committees have charters. Our committee charters and governance guidelines, as well as our Code of Business Conduct (which describes our Core Values) and our Code of Ethics for Senior Financial Officers (which applies to our principal executive officer, principal financial officer and principal accounting officer), are available under the Structure and Governance tab in the Investor Relations section of our Internet website at http://www.plains.com. We intend to disclose any amendment to or waiver of the Code of Ethics for Senior Financial Officers and any waiver of our Code of Business Conduct on behalf of an executive officer or director either on our Internet website or in an 8-K filing. We regularly post important information on our website, including information regarding our sustainability efforts.

Conflicts Committee/Fiduciary Duties
Our partnership agreement allows for the establishment or activation of a conflicts committee as circumstances warrant to review conflicts of interest between us and our general partner or its owners. Such committee will typically consist of a minimum of two independent, non-employee members of the Board. Our partnership agreement provides that any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us, approved by all of our partners, and not a breach by our general partner of any duties owed to us or our Unitholders. See “Certain Relationships and Related Party Transactions — Review, Approval or Ratification of Transactions with Related Persons.”
Our partnership agreement limits any fiduciary duties our general partner might owe to our Unitholders. Our general partner is liable for all of our debts (to the extent not paid from our assets), except for indebtedness or other obligations that are made specifically non-recourse to it. Our general partner has the sole discretion to incur indebtedness or other obligations on our behalf on a non-recourse basis to the general partner. Our general partner has in the past exercised such discretion, in most instances involving payment liability, and may exercise such discretion again in the future.

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers (for purposes of Item 401(b) of Regulation S-K) as of the date of this proxy statement. Executive officers are appointed by the Board. There is no family relationship between any executive officer and director.
Name	Age (as of 3/28/22)	Position
Willie Chiang*	61	Chairman of the Board and Chief Executive Officer
Harry N. Pefanis*	64	President and Director
Al Swanson	58	Executive Vice President and Chief Financial Officer
Richard K. McGee	61	Executive Vice President, General Counsel and Secretary
Chris R. Chandler	50	Executive Vice President and Chief Operating Officer
Jeremy L. Goebel	44	Executive Vice President and Chief Commercial Officer
Chris Herbold	49	Senior Vice President, Finance and Chief Accounting Officer

*
Biographical information for Messrs. Chiang and Pefanis is located under Proposal 1 — Election of Class II Directors.

Al Swanson has served as Executive Vice President and Chief Financial Officer of GP LLC since February 2011. He previously served as Senior Vice President and Chief Financial Officer from November 2008 through February 2011, as Senior Vice President — Finance from August 2008 until November 2008 and as Senior Vice President — Finance and Treasurer from August 2007 until August 2008. He served as Vice President — Finance and Treasurer from August 2005 to August 2007, as Vice President and Treasurer from February 2004 to August 2005 and as Treasurer from May 2001 to February 2004. In addition, he held finance related positions at Plains Resources including Treasurer from February 2001 to May 2001 and Director of Treasury from November 2000 to February 2001. Prior to joining Plains Resources, he served as Treasurer of Santa Fe Snyder Corporation from 1999 to October 2000 and in various capacities at Snyder Oil Corporation including Director of Corporate Finance from 1998, Controller — SOCO Offshore, Inc. from 1997, and Accounting Manager from 1992. Mr. Swanson began his career with Apache Corporation in 1986 serving in internal audit and accounting. Mr. Swanson also serves as Executive Vice President and Chief Financial Officer of PAGP GP.
Richard K. McGee has served as Executive Vice President, General Counsel and Secretary of GP LLC since February 2013. He served as Vice President, General Counsel and Secretary from March 2012 until February 2013 and served as Vice President and Deputy General Counsel from August 2011 through March 2012. He also served as Vice President — Legal and Business Development of PAA’s natural gas storage business from September 2009 through March 2012. From January 1999 to July 2009, he was employed by Duke Energy, serving as President of Duke Energy International from October 2001 through July 2009 and serving as general counsel of Duke Energy Services from January 1999 through September 2001. He previously spent 12 years at Vinson & Elkins L.L.P., where he was a partner with a focus on acquisitions, divestitures and development work for various clients in the energy industry. Mr. McGee also serves as Executive Vice President, General Counsel and Secretary of PAGP GP.
Chris R. Chandler has served as Executive Vice President and Chief Operating Officer of GP LLC since March 2019. He served as Senior Vice President — Strategic Planning and Acquisitions since joining Plains in May 2018 until March 2019. Mr. Chandler has more than 25 years of energy industry experience. Prior to joining Plains, he served in a number of leadership roles at Phillips 66, most recently as General Manager — Corporate Strategy, and previously as General Manager — Midstream Commercial and Business Development, as well as numerous leadership roles in refining. Mr. Chandler also serves as Executive Vice President and Chief Operating Officer of PAGP GP.

Jeremy L. Goebel has served as Executive Vice President and Chief Commercial Officer since March 2021. He previously served as Executive Vice President — Commercial of GP LLC from March 2019 until March 2021, as Senior Group Vice President — Commercial from May 2018 to March 2019, as Senior Vice President — Acquisitions and Strategic Planning from April 2017 until May 2018, as Vice President — Acquisitions and Strategic Planning from July 2015 until April 2017, as Assistant Vice President — Lease Supply from July 2014 until July 2015, and as Managing Director — Acquisitions and Strategic Planning from January 2013 until July 2014. Prior to joining Plains in 2013, he was employed by Simmons & Company International. Mr. Goebel has over 20 years of energy and investment banking experience. Mr. Goebel also serves as Executive Vice President and Chief Commercial Officer of PAGP GP.
Chris Herbold has served as Senior Vice President, Finance and Chief Accounting Officer of GP LLC since August 2021, and served as Senior Vice President and Chief Accounting Officer of GP LLC from August 2018 until August 2021. He served as Vice President — Accounting and Chief Accounting Officer from August 2010 until August 2018. He served as Controller of PAA from 2008 until August 2010. He previously served as Director of Operational Accounting from 2006 to 2008, Director of Financial Reporting and Accounting from 2003 to 2006 and Manager of SEC and Financial Reporting from 2002 to 2003. Prior to joining PAA in April 2002, Mr. Herbold spent seven years working for the accounting firm Arthur Andersen LLP. Mr. Herbold also serves as Senior Vice President, Finance and Chief Accounting Officer of PAGP GP.

EXECUTIVE COMPENSATION
Compensation Committee Report
The compensation committee reviews and makes recommendations to the Board regarding the compensation for our executive officers and directors. In fulfilling its oversight responsibilities, the compensation committee reviewed and discussed the following Compensation Discussion and Analysis (sometimes referred to as “CD&A”) with management and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
John T. Raymond, Chairman
Gary R. Petersen
Christopher M. Temple
Compensation Discussion and Analysis
For 2021, our Named Executive Officers (sometimes referred to as “NEOs”) include our CEO, our President, our CFO, and the three most highly compensated executive officers (other than our CEO and CFO). Our NEOs for 2021 include the following individuals:
Named Executive Officer	Title
Willie Chiang	Chairman and Chief Executive Officer
Harry Pefanis	President
Al Swanson	EVP and Chief Financial Officer
Richard McGee	EVP, General Counsel and Secretary
Chris Chandler	EVP and Chief Operating Officer
Jeremy Goebel	EVP and Chief Commercial Officer
2021 Executive Compensation Highlights
The discussion set forth below in this Compensation Discussion and Analysis describes our current approach to executive compensation and elaborates upon the various actions taken and adjustments made with respect to our executive compensation program. Highlights for 2021 include the following:
•
Base Salaries:   NEO base salaries were unchanged from 2020; no increases were approved for 2021.

•
Annual Bonus:   Primarily due to above-target earnings (EBITDA) and cash flow (DCF/CUE) performance in 2021, NEO bonuses paid out above target, with our CEO earning a bonus at 114% of target and our other NEOs earning bonuses at 128% of target on average.

•
Long-Term Incentives:   We granted equity incentives to our NEOs, 50% in the form of time-based units and 50% in the form of performance-based units that can be earned based upon TSR and DCF results over a cumulative three-year performance period.

Executive Compensation General Philosophy and Approach
Our executive compensation philosophy emphasizes pay for performance, at both an individual and entity level, and places a significant portion of each Named Executive Officer’s compensation at risk. We believe this approach aligns the interests of our executive officers with the interests of our equity holders and at the same time allows us to attract, motivate and retain key executives. The table below highlights some of the key features of our executive compensation program:
What We Do	What We Don’t Do

✓
We emphasize pay for performance

✓
Our compensation program is structured to emphasize variable, at-risk compensation (over 80% of target NEO compensation is at risk)

✓
Our annual bonus program is 100% performance based with payout based on a formulaic framework

✓
50% of NEO long-term equity incentives are performance based, requiring performance over a multi-year period

✓
No single-trigger change in control protections in our long-term incentive plan grants

✓
Compensation program design mitigates against excessive risk taking

✓
Independent compensation consultant

✓
Regular investor engagement on compensation and other matters

✓
Equity Ownership Guidelines for executive officers and directors

✓
Clawback Policy that applies to performance based cash and equity compensation

No guaranteed bonuses

No excise tax gross ups

Directors and officers are prohibited from hedging or pledging company securities

Our equity plan prohibits backdating or repricing of options

We did not grant any large, out of cycle equity awards in 2021

No significant perquisites for our executive officers

Unitholder Engagement
At our last annual meeting, over 97% of our voting equity holders approved our executive compensation program. Although this “say on pay” vote is advisory and non-binding, our compensation committee and Board value the opinions of our unitholders and carefully consider the results of “say on pay” votes and direct feedback received from investors, among a variety of other factors, when making future compensation decisions for our Named Executive Officers. Our investor relations team regularly meets with investors and other stakeholders to seek input and feedback on a wide range of topics, including executive compensation. On an annual basis, as part of our ongoing investor outreach and engagement process, we actively solicit feedback from our larger investors regarding our executive compensation programs and other important matters, including our evolving governance practices and sustainability efforts. In connection with this process during 2021, we reached out to 12 of our largest investors (representing approximately 40% of our outstanding voting equity), and members of our executive and investor relations teams ultimately held individual meetings with investors representing approximately 33% of our outstanding voting equity. The meetings led to a number of follow-up calls and discussions and were generally well received. The constructive feedback and input we received during these meetings and during prior years was shared and discussed with our compensation committee and Board. As we strive for continuous improvement, receiving and incorporating this investor feedback into our decision making process is critical.

The design of our 2021 executive compensation program, and the actual compensation of our NEOs for 2021, did not materially change relative to 2020. Consistent with the level of equity support for our 2020 executive compensation program, investor feedback gathered during 2021 was generally supportive of our 2021 program and of the changes implemented in response to feedback gathered during extensive outreach during 2019 and 2020. The compensation committee and our management team are constantly reviewing the design of our programs to ensure that they remain aligned with investor interests and evolving best practices. We will continue to seek direct input from our investors as part of that process.The table below summarizes the key feedback we have received from our investors over the past several years and the changes we made to our executive compensation program during 2020 and 2021 in response to such feedback and related considerations:
What We Heard	What We Did
Concern that DCF/CUE performance metric in equity incentives did not require performance throughout three year grant period and allowed too long of a period (4 years) to achieve target	In 2020, we changed the DCF/CUE performance metric in our long-term equity incentive awards to require performance over a full 12-quarter period vs. any trailing 4-quarter period, and we shortened the performance period to three years, eliminating the extra one-year “tail” period. These enhancements are also reflected in our 2021 long-term incentive awards.
Concern that DCF/CUE performance metric in long-term incentive awards could incentivize management to inappropriately increase leverage to meet targets	Our 2020 and 2021 long-term incentive awards include a leverage modifier to mitigate this concern. Payout on cumulative three-year DCF/CUE metric is subject to increase or decrease based on comparison of leverage ratio at end of three year measurement period to the target leverage ratio established at time of grant.
Investor desire for use of a relative, returns-based performance metric in our equity incentive program	In 2020, we added a relative total shareholder return metric with an absolute TSR modifier to our long-term equity incentive awards. These performance metrics were also included in our 2021 long-term incentive awards.
Investors would like to see more use of ESG metrics in our performance-based incentive programs	We continue to use safety and environmental metrics in our annual bonus program and to consider further direct alignment between our sustainability strategy and executive compensation.
Concern regarding significant, out of cycle equity awards granted to CEO in 2018 (in connection with his promotion to the CEO role) and certain NEOs in 2019 (long-term retention and incentive for two individuals regarded as key to future leadership succession)	The Board and compensation committee have at times used performance-based long term incentive and retention awards under special circumstances to secure and incentivize leadership talent and facilitate long-term succession efforts. We do not routinely grant out of cycle equity awards and we did not grant any special out of cycle equity awards in 2020 or 2021.
Adoption of equity ownership guidelines would be seen as a beneficial mitigant	In November 2020, the Board adopted Equity Ownership Guidelines.
Adoption of clawback policy would be seen as a beneficial mitigant	In November 2020, the Board adopted a Clawback Policy.
Supportive of inclusion of S&P and Alerian indices in TSR comparator group, but viewed AMNA as more appropriate index vs. AMZX	S&P and AMZX indices included in TSR comparator group for 2020 long-term incentive awards; the 2021 long-term incentive awards substitute AMNA for AMZX.

Our Commitment to Pay for Performance
Our executive compensation philosophy is focused on a long-term pay for performance culture designed to attract and retain key management talent in a competitive industry and market. Our program combines relatively low base pay (as a percentage of total rewards) with higher variable, at-risk compensation opportunities based on objective and transparent performance requirements. As demonstrated in the graphic below, in 2021, at target, approximately 88% of our CEO’s compensation and approximately 83% of our other NEOs’ compensation consisted of at-risk compensation.
Majority of NEO Pay At-Risk and Performance-Based

2021 Total Compensation at Target Pay Mix

CEO
At-risk
88%
Time-Based LTI Award
50%
Base pay
12%
Short-term incentives
29%
Long-term incentives
59%
Performance-Based LTI Award
50%
Other NEOs*
At-risk
83%
Time-Based LTI Award
50%
Base pay
17%
50%
Long-term incentives
Short-term incentives
33%
Performance-Based LTI Award
50%

*
The “Other NEOs” graphic excludes Mr. Pefanis. Mr. Pefanis is a co-founder and substantial equity owner and for the last several years has requested to not participate in the long-term incentive program, which results in an at-risk compensation percentage for Mr. Pefanis of 71%.

At-risk compensation is typically tied to the achievement of one or more performance metrics that measure value creation over both the near and longer term, as well as service period requirements. The primary short-term financial metrics are annual earnings and cash flow levels as represented by Adjusted EBITDA1 and distributable cash flow (“DCF”) per common unit equivalent (“CUE”). The primary long-term performance measures included in our equity incentive grants are DCF per CUE over a 3 year period (with a leverage modifier) and relative total shareholder return (“TSR”) over a 3 year period. We believe our short- and long-term performance metrics are consistent with our overall financial strategy of reducing our leverage and generating attractive unitholder returns.
We believe our pay-for-performance approach aligns the interests of our executive officers with the interests of our equity holders. We also believe that our pay-for-performance approach helps us achieve the overall objectives of our executive compensation program, which are to:

1
Earnings before interest, taxes, depreciation and amortization (including our proportionate share of depreciation of and amortization, including write-downs related to canceled projects, of unconsolidated entities), gains and losses on asset sales and asset impairments, goodwill impairment losses and gains on and impairments of investments in unconsolidated entities, adjusted for certain selected items impacting comparability.

•
attract and retain individuals with the background and skills necessary to successfully execute our business model in a demanding environment;

•
pay for performance by tying a majority of NEO pay to achievement of near-term and long-term goals that drive long-term growth in unitholder value; and

•
directly align our NEOs with our unitholders through the use of equity incentives and encouragement of long-term unit ownership.

CEO Realizable Pay Aligned with Performance
In order to demonstrate how the design of our executive pay program is aligned with the interests of our unitholders, the table and chart below compare the potentially realizable market value of long term incentive plan awards granted to Mr. Chiang since he became CEO in 2018 to the realizable market value of such awards as of year-end 2021. The values utilized in the table and chart below are based on closing market prices of PAA’s common units to demonstrate how PAA’s unit price performance over time impacts the actual value realized and future realizable value of equity awards held by our NEOs. These values are different than the grant date fair values set forth in the summary compensation table, which are accounting-based values mandated by SEC requirements and which are calculated on the date of grant and not adjusted over time to reflect fluctuations in market price.
Since the date of Mr. Chiang’s first long term incentive plan award as CEO in August 2018, consistent with the performance of the AMZX and AMNA indices during such period, PAA’s common unit price has declined by approximately 65% through December 31, 2021 (from $26.85 per unit to $9.34 per unit). The table and chart below demonstrate that the realizable market value of Mr. Chiang’s long-term incentive plan awards over the same time period (i.e., from August 2018 through year-end 2021) has declined by approximately 44% (or 66% on an adjusted basis attributing no realizable value to Mr. Chiang’s August 16, 2018 promotion grant due to the current improbability of achieving the aggressive performance targets included in such grant that were based on pre-pandemic projections). Mr. Chiang’s experience with respect to his long-term equity awards is similar to the experience of our other NEOs during the same time period and demonstrates that there is a significant correlation and alignment between our NEOs’ long-term equity incentive compensation and the interests of our equity holders.
Realizable Market Value of CEO Long-Term Incentive Awards*
Grant Date	Units Granted	Grant Date Market Value(1)	Units O/S	Total Realizable Value of O/S Units as of 12/31/21(2)	12/31/21 Realizable Value as % of Grant Date Market Value	Change in Value from Grant Date to 12/31/21
8/16/18 (promotion grant)	500,000	$13,425,000	500,000	$4,670,000	34.8%	-65.2%
8/15/19 (annual grant)	125,740	$2,683,292	125,740	$1,174,412	43.8%	-56.2%
8/13/20 (annual grant)	375,940	$2,996,242	375,940	$3,511,280	117.2%	+17.2%
8/19/21 (annual grant)	300,600	$2,738,466	300,600	$2,807,604	102.5%	+2.5%
Unadjusted Total (includes 2018 promotion grant)	1,302,280	$21,843,000	1,302,280	$12,163,296	55.7%	-44.3%
Adjusted Total (attributes no value to 2018 promotion grant)				$7,493,296	34.3%	-65.7%

*
Values in table exclude value of distributions received or payments made with respect to distribution equivalent rights (“DERs”).

(1)
Grant Date Market Value calculated by multiplying the closing price of PAA common units on the applicable grant date by number of units granted with no discount for performance thresholds or service requirements.

(2)
Equals realizable market value of outstanding unvested units based on the closing market price ($9.34) of PAA common units on December 31, 2021.

CEO LTIP Analysis (2018 - 2021)
(see table on prior page for values)
Total Value
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
$21.8mm
$12.2mm
$7.5mm
~44%
Reduction
~66%
Reduction
Total Initial Grant Date Market Value
Total Realizable Market Value at 12/31/21
Total Realizable Market Value at 12/31/21, as adjusted

Compensation Elements and Objectives
We use three primary elements of compensation to achieve our executive compensation program objectives — salary, annual cash incentive awards and long-term equity incentive awards. Our mix of compensation elements is designed to reinforce near-term and long-term business and strategic objectives, recognize and reward performance, motivate long-term value creation and align the interests of our executives with those of our equity holders. The following table sets forth the key elements of our 2021 executive compensation program, which are relatively unchanged compared to 2020:

What We Pay	Why We Pay It	Key Features
Base Salary	Attract and retain high-performing executives by providing a secure and appropriate level of base pay
•
Foundational element of our compensation program; short-term and long-term incentive compensation components are based on a percentage of base salary

•
Subject to adjustment periodically; smallest component of NEO compensation

Annual Cash Incentive Awards	Motivate and reward near-term performance and retention	• 100% performance based • Encourages achievement of objective and transparent annual business, ESG and individual goals established at beginning of year • Payout based on formulaic framework
Long-Term Equity Incentive Awards	Motivate and reward long-term performance and retention and create additional alignment with investors
•
Long-term equity incentives are 50% performance based and 50% time based

•
Performance-based awards earned based upon performance over cumulative three-year period

•
Performance metrics include relative TSR with negative TSR modifier, and DCF/CUE with leverage modifier

•
DERs associated with long-term equity awards provide additional potential motivation and alignment

Employee Benefits	Attract and retain talent	• Customary health and welfare benefits for all U.S. employees, including 401(k) Plan • No defined benefit or pension plans • No significant perquisites
2021 Independent Benchmark Study of Executive Compensation
During 2021, our compensation committee engaged Meridian Compensation Partners, LLC (“Meridian”) to provide independent counsel, including a benchmarking review of our executive officer compensation. In connection with its engagement of Meridian, the compensation committee evaluated and confirmed Meridian’s independence relative to existing PAA or PAGP relationships or potential conflicts, in line with Nasdaq requirements.
Business consolidation and unique operating models create some challenges in identifying directly comparable peer companies. Accordingly, we take a broad view of comparability to include organizations that are similar to ours and that we believe we compete with for attracting and retaining executive talent. Our compensation benchmarking peer group for 2021 included 11 companies across a wide range of revenues, asset values and enterprise values that are primarily engaged in the midstream business in the United States (the entities in the benchmarking peer group for 2021 are listed in the table below).
Meridian utilized publicly available information to analyze compensation practices of the companies in the benchmarking peer group, including how pay is divided among long-term incentives, annual incentives, base pay and other forms of compensation. Meridian also compared the total compensation and components thereof for our executive officers to the total compensation and components thereof for the benchmarking peer group. Meridian’s benchmark study was completed in July and presented to the compensation committee in August 2021.

The compensation committee also considered similar information from a broader sample of companies in the energy sector, including upstream, refining and regulated utilities, although the benchmarking peer group listed in the table below served as the primary source of external comparative information.
The results of Meridian’s study validate our view that our 2021 NEO base salary and long-term incentive target levels are significantly lower than the median of our peer group, our aggregate cash compensation levels (salary and bonus) are generally at or above the median of our peer group, and our total compensation levels (cash plus equity) are either at or below the median of our peer group for top executive roles (but are moderate relative to the larger and broader spectrum of energy industry competitors that compete for similar talent). Each component of our CEO’s 2021 compensation was at or significantly below median, with total CEO compensation falling well below median.
For a portion (25%) of our long-term incentive awards granted in 2021, we included relative TSR as a performance metric for the three-year performance period ending June 30, 2024. The entities in our 2021 benchmarking peer group and the entities and indices in our TSR Comparator Peer Group for the 2021 long-term incentive awards include the following:
Entity/Index Name (Ticker)	2021 Benchmarking Peer Group	2021 TSR Comparator Peer Group
Energy Transfer LP (ET)
Enterprise Products Partners LP (EPD)
Kinder Morgan Inc. (KMI)
The Williams Companies Inc. (WMB)
MPLX LP (MPLX)
ONEOK Inc. (OKE)
Targa Resources Corp. (TRGP)
Magellan Midstream Partners LP (MMP)
Western Midstream Partners LP (WES)
EnLink Midstream LLC (ENLC)
Equitrans Midstream Corporation (ETRN)
Phillips 66 Partners LP (PSXP)
DCP Midstream LP (DCP)
Holly Energy Partners LP (HEP)
NuStar Energy LP (NS)
S&P 500 Index (SPX)
Alerian Midstream Energy Index (AMNA)
2021 Compensation Committee Process
Set forth below is additional information regarding our compensation practices as they relate to the elements of our compensation program:
Base Salary.   Historically, we have not made regular annual adjustments to the base salaries of our Named Executive Officers (the most recent across the board adjustments were made in 2017), but we have made salary adjustments in connection with promotions or taking on increased responsibilities. No salary adjustments were approved for 2021.
Annual Cash Incentive Awards.   Annual cash incentive awards for the Named Executive Officers are determined within a formulaic framework that includes an annual bonus target for each Named Executive Officer, expressed as a percentage of base salary, and the determination of an actual payout as a percentage of such target amount based on company performance relative to specific goals, and individual contributions. Annual company goals typically include financial, safety, environmental and other specified goals, and each goal, as well as the individual performance component, is assigned a weighting or percentage share of the total payout opportunity. Annual goals and objectives, as well as weightings and potential payout ranges (expressed as a percentage of target) are established at the beginning of each year and are discussed and reviewed with the Board in conjunction with the review and approval of our annual plan. Payout percentages relative to achievement of specified goals may range from 0 – 200% of an individual’s target opportunity. The final amounts that are paid may be adjusted by the compensation committee and the Board based on factors it deems relevant. Such adjustments may be positive or negative depending on the circumstances. For example, in each of 2019 and 2020, based on recommendations made by our CEO, the compensation committee and Board exercised negative discretion to reduce the overall payout relative to what the bonus formula generated (see “— 2021 Performance Overview and Specific Application of Compensation Elements in 2021” for more information regarding 2021).
2021 Annual Bonus Formula
At the end of each year, the CEO assesses the Company’s performance relative to goals and objectives established at the beginning of the year. The CEO’s written analysis of our performance examines accomplishments and shortfalls relative to established goals and objectives and also assesses overall performance against opportunities and challenges, taking into account controllable and non-controllable factors encountered during the year. The CEO also assesses the individual performance and contributions of each NEO (other than himself) towards the satisfaction of the various goals and objectives established at the beginning of the year. The CEO submits his report and the supporting detail to the compensation committee and Board for review and comment. Based on the conclusions set forth in the annual performance assessment, the CEO submits the results of the formulaic bonus calculations along with any recommendations for adjustments to the compensation committee for all Named Executive Officers other than himself. In connection with his assessment of Company and individual performance, the CEO also considers various factors, including:
•
whether or not we achieved the goals established for the year and any notable shortfalls relative to expectations;

•
the level of difficulty associated with achieving such objectives based on the opportunities and challenges encountered during the year;

•
current year operating and financial performance relative to both public guidance and prior year’s performance;

•
significant transactions or accomplishments for the period not included in the goals for the year;

•
our relative prospects at the end of the year with respect to future growth and performance; and

•
our equity price performance and returns during the year and our positioning at the end of the year with respect to our targeted leverage metrics and credit profile.

The compensation committee may adjust the CEO’s recommendations upward or downward in its discretion. The compensation committee’s recommendations are then submitted to the Board for final review and approval.
As noted above, the CEO does not make a recommendation with respect to his own bonus. The compensation committee assesses the CEO’s performance and contributions toward meeting the goals and objectives established at the beginning of the year, and recommends to the Board a total bonus payout for the CEO that it believes to be commensurate with such performance and contributions.
Long-Term Incentive Awards.   We use performance- and time-based phantom unit grants issued under our Long-Term Incentive Plans to incentivize and retain our executive officers and encourage and reward timely achievement of targeted metrics designed to align the long-term interests of the Named Executive Officers with those of our unitholders.
2021 Annual LTIP Award; Determination of Units for Annual Grants
NEOs are eligible to receive an annual grant of phantom units based on a formula tied to salary and PAA’s unit price. The size of the annual grant for a specified individual is based on a designated target percentage of their base salary that takes into account their expected contribution in respect of longer term performance objectives.
Annual equity grants typically require minimum service periods of three years in order to encourage long-term retention. A phantom unit grant provides the holder with the right to receive, upon the satisfaction of vesting criteria specified in the grant, a PAA common unit (or cash equivalent). We do not use options as a form of incentive compensation. Terms of phantom unit grants may vary, but generally phantom units vest upon the later of achievement of designated performance thresholds and continued employment for a full three year period. Phantom unit grants for the Named Executive Officers typically include DERs, and for awards granted in 2021, DERs on the performance-based portion of such awards will be payable only if and to the extent the underlying phantom units vest at the end of the three-year performance period. DERs on the time-based portion of such awards accrue for the first year following the grant date, with such accrued amount being paid out on the first anniversary of the grant date, and then are paid on a quarterly basis thereafter.
An additional equity incentive tool that has been used in the past involved the issuance to executives of Class B units of AAP (“AAP Management Units”). While no AAP Management Unit awards were granted in 2021, two of our Named Executive Officers (Messrs. Chiang and Goebel) held such awards during 2021. See “Outstanding Equity Awards at Fiscal Year-End” and “Certain Relationships and Related Transactions — AAP Management Units” below for more information regarding the AAP Management Units.

2021 Performance Overview and Specific Application of Compensation Elements in 2021
At the beginning of 2021, we established key qualitative goals and quantitative financial, safety and environmental objectives. We also set important commercial, operational and organizational goals.
2021 Performance Objectives and Results (all figures rounded)
Quantitative Goals
Metrics	2021 Goals	2021 Results
Adjusted EBITDA(1)	$2.15 billion	$2.213 billion(2)
Implied DCF per common unit and CUE(1)	$1.83	$1.97(2)
Safety and Environmental	20% year over year improvement in certain safety and environmental metrics	• ~10% reduction in recordable injuries • ~33% increase in number of federally reportable releases
Qualitative Goals

•
Financial: strengthen financial positioning and flexibility; complete asset sales of $750 million; achieve a total debt to Adjusted EBITDA ratio of 4.75x or lower by year end; and deliver $300 million of free cash flow after distributions (excluding proceeds from asset sales)

•
Investment: maintain capital discipline by limiting capital expenditures to no more than $425 million; and advance key projects that will support future growth and returns and optimize existing assets

•
Operations and Management: advance and complete key programs and initiatives, including convergence efforts, designed to improve the efficiency and scalability of our business processes and information systems; and advance key initiatives related to talent development/management, succession planning, employee wellness and performance management

(1)
Adjusted EBITDA and Implied DCF are non-GAAP financial measures. Information regarding these non-GAAP financial measures, including a reconciliation to the most directly comparable GAAP measures, is included under the caption “Non-GAAP Financial Measures” beginning on page 79 of PAA’s Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC.

(2)
For comparison to our 2021 goals, the 2021 results reflected in the table above for Adjusted EBITDA and Implied DCF per common unit and CUE include adjustments to actual amounts reported to exclude approximately $77 million of Adjusted EBITDA attributable to noncontrolling interests in the Plains Oryx Permian Basin LLC joint venture (“Permian JV”) as the financial impact associated with the formation of the Permian JV was not included in the quantitative amounts established for our 2021 goals.

With respect to the Adjusted EBITDA results included in the table above, we exceeded our goal by 3% driven primarily by volume growth and lower operating expenses.
In addition to the results set forth in the table above, we also reported Free Cash Flow after Distributions of approximately $1.65 billion, or $780 million excluding proceeds from asset sales (vs. our goal for the year of $300 million).
We reduced our debt by more than $1 billion (and had $400 million of cash on our balance sheet as of December 31, 2021 reserved for the repayment of senior notes in March 2022); and returned approximately $695 million to common equity holders via distributions and unit repurchases. We exited the year with a total debt to Adjusted EBITDA attributable to PAA multiple of 4.5x and approximately $3.0 billion of committed liquidity. In addition, in November 2021, our credit rating with Moody’s was upgraded to investment grade with a stable outlook.

With respect to our stated goals regarding safety and environmental metrics, we did not achieve our 20% reduction targets for federally reportable releases and safety-related total recordable injury rate, experiencing a 33% increase in federally reportable releases and a 10% reduction in recordable injuries. While our 2021 results were less than desired, since 2017, we have improved our safety (TRIR) and environmental (FRR) performance by more than 50% and nearly 40%, respectively.
In developing his annual bonus compensation recommendations, our CEO primarily considered the quantitative factors and context described above. Other factors noted by our CEO as being relevant to his assessment of our 2021 performance included the following:
•
We completed the formation of the Permian JV via a cashless, debt-free and free cash flow accretive transaction;

•
We completed asset sales of $875 million, which exceeded our target by $125 million;

•
We reduced capital expenditures by approximately $230 million, or 40% relative to our initial plan;

•
Both our Wink-to-Webster and Capline projects commenced partial service and are positioned to commence full service and ramp up volumes in 2022;

•
We published our first comprehensive Sustainability Report, which included disclosure of Scope 1 and 2 emissions;

•
We formed a cross-functional Emerging Energy Team, led by a newly appointed VP of Emerging Energy and Process Optimization, focused on positioning PAA to evaluate and participate in emerging energy opportunities;

•
We formed a Health, Safety, Environmental and Sustainability Board Committee to provide enhanced oversight of our health, safety, environmental and sustainability activities and reporting; and

•
We enhanced our governance arrangements by amending our underlying governing documents to eliminate the lone remaining previously negotiated “director designation” right, which resulted in all directors being subject to public election and all non-management directors serving on the same basis in terms of their rights, duties and obligations.

We also continued to plan for the future within our organizational structure and made a number of changes to improve effectiveness and efficiency, including ongoing development and succession planning efforts, advancement of plans to improve internal systems and processes, and continuation of improvements in the areas of safety, integrity, environmental compliance and sustainability.
2021 Compensation Elements
For 2021, the elements of compensation were applied as described below.
Base Salary.   No salary adjustments for NEOs were recommended or made during 2021. For 2021, annual base salaries for the NEOs were as follows:
Named Executive Officer	Annual Base Salary
Willie Chiang	$600,000
Harry Pefanis	$400,000
Al Swanson	$400,000
Richard McGee	$400,000
Chris Chandler	$400,000
Jeremy Goebel	$400,000

Annual Cash Incentive Awards.   For 2021, annual bonus targets for the Named Executive Officers, expressed as a percentage of base salary, were as follows:
Named Executive Officer	Annual Bonus Target (as a Percentage of Base Salary)
Willie Chiang	250%
Harry Pefanis	250%
Al Swanson	200%
Richard McGee	200%
Chris Chandler	200%
Jeremy Goebel	200%
The goals (and weightings) for 2021 cash incentive awards established at the beginning of the year were company performance (67% overall weighting allocated among Adjusted EBITDA (40%), DCF per common unit and CUE (40%) and safety/environmental (20%)) and individual performance (33% weighting). The minimum and maximum payout levels of 0% and 200%, respectively, for Adjusted EBITDA and DCF per common unit and CUE were set at 92.5% and 110%, respectively, of the applicable target with linear interpolation between those points, while the minimum and maximum payout levels of 0% and 200%, respectively, for safety and environmental metrics were set at 10% improvement and 30% improvement, respectively, with linear interpolation between those points. Individual performance metric payouts were determined by the compensation committee based on its assessment of individual contributions towards our 2021 goals and objectives.
The tables below reflect the weighting, payout range and actual results for each company performance metric. Individual performance scores and payout calculations are set forth below under “— Individual Performance.”
Company Performance Payout Thresholds & Ranges: (interpolate between points)
(67% weighting)	Threshold	Target	Max	2021 Formulaic Payout Calculation
Adjusted EBITDA/DCF (% Target)	92.50%	100%	110%
Safety/Env Reduction vs. ‘20 (% Target)	-10%	-20%	-30%
Payout	0%	100%	200%
Company Performance Metrics	Weight	Threshold	Target	Max	Result	Payout %	Wgtd %
Adjusted EBITDA	40%	$1,989	$2,150	$2,365	$2,213(1)	129%	52%
Implied DCF/Common Unit and CUE	40%	$1.69	$1.83	$2.01	$1.97(1)	174%	70%
Safety (TRIR)	10%	0.34	0.30	0.27	0.39	0%	0%
Environmental (DOT releases)	10%	15	14	12	22	0%	0%
Company Performance Subtotal							121%

(1)
For comparison to our 2021 goals, the 2021 results reflected in the table above for Adjusted EBITDA and Implied DCF/Common Unit and CUE include adjustments to actual amounts reported to exclude approximately $77 million of Adjusted EBITDA attributable to noncontrolling interests in the Permian JV as the financial impact associated with the formation of the Permian JV was not included in the quantitative amounts established for our 2021 goals.

Individual Performance
As noted above, individual performance accounts for 33% of the annual bonus opportunity for our Named Executive Officers. Each officer’s individual contributions toward satisfaction of company goals and objectives is evaluated and payouts may range from 0-200% of target. During 2021, the executive leadership team successfully led the organization through a very challenging year and worked closely to achieve the vast majority of the goals set at the beginning of the year, including the sale of our gas storage assets and completion of the complex Permian JV and integration of the Oryx assets and teams into Plains. Offsetting this strong operating and financial performance was our failure to achieve our environmental and safety improvement targets. The individual payout scores for our NEOs for 2021 are set forth in the table below and take these factors into account, together with the specific items described for each NEO in the table.
Name	Individual Performance Highlights	Payout Score
Willie Chiang	• Overall leadership and tone setting • Investor engagement, capital allocation, ESG/sustainability • Led strategic positioning for 2021+ • Ongoing Board initiatives (new HSES committee), Leadership development/succession	100%
Harry Pefanis	• Significant role in structuring & negotiating JVs & divestitures • Mentor/develop key individuals • Strategic positioning for 2021+ • Oversee/guide S&L execution/performance • Develop/maintain/enhance major commercial relationships	100%
Al Swanson	• Finance group leadership • Drive focus on maximizing free cash flow • Financial Strategy for 2021+ • Capital allocation/equity repurchase plan • Financial flexibility/committed liquidity • Maintain/improve credit ratings: Moody’s upgrade	125%
Richard McGee	• Legal group leadership • Proactive/critical role for Permian JV & PNG divestiture, other transactions and key commercial arrangements • Manage/mitigate Line 901 litigation exposure • Facilitated investor engagement effort, COVID matters and governance/compensation initiatives	150%
Chris Chandler	• Permian JV operational integration • COVID company and operational leadership • ESG leadership with expanded disclosure, emissions inventory, and new Emerging Energy group • Cost leadership via convergence, capital discipline, energy efficiency, and utility optimization • Co-led business segment reviews (with CCO) and development of enhanced financial planning process • Improved injury severity and continued HSE process improvements; but did not achieve HSE improvement goals and experienced two process safety incidents in Canada	135%

Name	Individual Performance Highlights	Payout Score
Jeremy Goebel	• Assumed CCO role with responsibility for all commercial activities • Originated, structured and led Permian JV formation and commercial integration • Led $875MM divestiture program (+$125MM proceeds) • Co-led business segment reviews (with COO) and development of enhanced financial planning process • Led optimization efforts capturing additional value throughout asset base in challenging market • Develop/maintain/enhance major commercial relationships	195%
After applying the individual performance scores set forth in the table above ranging from 100% to 195%, the total formulaic bonus payout calculation for our NEOs ranged from 114% to 146%, as set forth in the table below.
Named Executive Officer	2021 Target Bonus Amount	Company Results				Individual Results				Percent of Target Bonus Earned	2021 Actual Bonus Amount(1)
		Company Score		Weight		Individual Score		Weight
Willie Chiang	$1,500,000	121%	x	67%	+	100%	x	33%	=	114%	$1,720,000
Harry Pefanis	$1,000,000	121%	x	67%	+	100%	x	33%	=	114%	$1,150,000
Al Swanson	$800,000	121%	x	67%	+	125%	x	33%	=	122%	$980,000
Richard McGee	$800,000	121%	x	67%	+	150%	x	33%	=	131%	$1,050,000
Chris Chandler	$800,000	121%	x	67%	+	135%	x	33%	=	126%	$1,010,000
Jeremy Goebel	$800,000	121%	x	67%	+	195%	x	33%	=	146%	$1,170,000
(1) Final amounts were rounded up to the nearest multiple of $10,000.
Long-Term Incentive Awards.   The annual LTIP targets for the Named Executive Officers, expressed as a percentage of base salary, and the value of the 2021 annual LTIP awards to the Named Executive Officers are set forth in the table below:
Named Executive Officer	Annual LTIP Award Target Value (as a percentage of base salary)	2021 Annual LTIP Award Value	2021 Annual Phantom Units Granted(1)	Time-Vested Phantom Units (50%)	Performance- Vested Phantom Units (50%)
Willie Chiang	500%	$3,000,000	300,600	150,300	150,300
Harry Pefanis	500%	n/a(2)	n/a(2)	n/a(2)	n/a(2)
Al Swanson	300%	$1,200,000	120,200	60,100	60,100
Richard McGee	300%	$1,200,000	120,200	60,100	60,100
Chris Chandler	300%	$1,200,000	120,200	60,100	60,100
Jeremy Goebel	300%	$1,200,000	120,200	60,100	60,100

(1)
Based on a volume weighted average price per unit for the 10-trading day period beginning five days before and ending five days after the ex-dividend date for the August 2021 distribution ($9.98).

(2)
Annual LTIP grants were not awarded to Mr. Pefanis as he requested to not participate in the 2021 long-term incentive program.

The 2021 time-vested phantom units will vest (become payable 1-for-1 in PAA common units) on the August 2024 distribution date. The performance-vested phantom units will potentially vest on the August 2024 distribution date at a scaled payout range of between 0% to 200% based on:

(i)
50% Relative TSR with Negative TSR Modifier: PAA’s TSR measured over the three-year period ending June 30, 2024 compared to the TSR of the TSR Comparator Peer Group identified on page 32 above (if PAA’s relative TSR results in a payout of over 100%, but actual TSR is negative, the payout on this portion of the award will be reduced by 25 gross percentage points, but not below 100%); and

(ii)
50% DCF per CUE with Leverage Modifier: PAA achieving cumulative DCF per CUE of $6.00 over the three-year period ending June 30, 2024 (payout may be decreased or increased (but not above 200%) based on PAA’s leverage ratio as of June 30, 2024 compared to the target leverage ratio set forth in PAA’s multi-year plan as of August 2021).

DERs associated with the time-vested phantom units will accrue for the first year and such accrued amount will be paid in cash in a lump sum on the August 2022 distribution date; beginning in November 2022, DERs on such time-vested phantom units will be paid quarterly until the associated phantom units vest. DERs associated with the performance-vested phantom units will accrue during the three-year performance period and be paid in cash in a lump sum on the August 2024 distribution date with respect to the number of such phantom units, if any, that vest on such date. See the “Grants of Plan Based Awards Table” below for additional information regarding the 2021 annual grants.
Other Compensation Related Matters
Equity Ownership.   Our Named Executive Officers and directors collectively own substantial equity in PAA and PAGP. As of March 28, 2022, the Named Executive Officers beneficially owned, in the aggregate, approximately 11.0 million units of equity interests in PAA and/or PAGP with an approximate market value of $120 million, and all executive officers and directors beneficially owned, in the aggregate, approximately 79.0 million units of equity interests in PAA and/or PAGP with an approximate market value of $863 million.
Equity Ownership Guidelines.   In November 2020, the Board adopted Equity Ownership Guidelines to further align the interests of our executive officers and directors with the interests of our unitholders by requiring each to achieve and maintain a minimum equity ownership level. Under these guidelines, each executive officer and director is expected to continuously own PAA and/or PAGP securities with a value equal to a specified multiple of his or her base salary or annual cash retainer as follows:
Title	Multiple of Base Salary or Annual Cash Retainer
CEO	6x
President	5x
EVP	3x
SVP	1x
Director	5x
Executive officers and directors are expected to meet these guidelines within five years after the later of becoming subject to the guidelines or the date of adoption of the guidelines. The compliance date for current executive officers and directors is November 2025, except for Mr. McCarthy whose compliance date is August 2026. All current executive officers and directors are on track to meet the applicable guidelines on their respective compliance dates. Executive officers and directors are required to hold 100% of units/shares acquired upon vesting of phantom units or phantom shares until ownership guidelines are met (“hold until met” requirement).
Anti-Hedging and Pledging Policies.   We have policies and procedures in place that prohibit our directors and officers, including our Named Executive Officers, from using puts, calls, options or other derivative securities to hedge the economic risk of their equity ownership in us, and from engaging in other types of hedging transactions, including prepaid variable forwards, equity swaps, collars and exchange funds. Our policies also prohibit pledging company securities or holding such securities in a margin account.

Clawback Policy.   In November 2020, the Board also adopted a Clawback Policy to further align the interests of our executive officers with the interests of our unitholders, incentivize appropriate behaviors and discourage excessive risk taking. The Clawback Policy covers all executive officers and includes the following clawback triggers and related recoveries:
•
Fraud or intentional/unlawful conduct that contributes to a material financial restatement that results in over-payment of performance-based compensation (Company may seek recovery of any excess compensation awarded or paid); and

•
Detrimental conduct that results in significant financial, reputational or other harm to the Company (Company may seek recovery or forfeiture of any performance-based compensation or unvested time-based equity awards granted or paid during the 3-year period prior to discovery of the misconduct).

Change in Control Triggers.   Our long-term incentive plan grants provide for accelerated vesting upon a change of control (as defined in such agreements), but such vesting becomes operative only if the change in control is accompanied by a “change in status” (which includes the termination of employment by GP LLC without cause and certain other circumstances involving a voluntary separation or retirement). We believe this “double trigger” arrangement is appropriate because it provides assurance to the executive, but does not offer a windfall to the executive when there has been no real change in employment status. Pursuant to the legacy AAP Management Unit grant agreements held by Messrs. Chiang (375,521 units) and Goebel (37,552 units), upon the occurrence of a change in control, any earned AAP Management Units become vested units. In addition, the provisions in Mr. Pefanis’ legacy employment agreement provide for a severance payment if he terminates employment within three months following a change in control. Mr. Pefanis agreed to a conditional waiver of these provisions with respect to all prior qualifying transactions. See “— Potential Payments Upon Termination or Change-in-Control.” The provision of severance or equity acceleration for certain terminations and change of control transactions helps to create a retention tool by assuring the executive that the benefit of the employment arrangement will be at least partially realized despite the occurrence of an event that could materially alter the employment arrangement.
Section 162(m).   With respect to the deduction limitations under Section 162(m) of the Internal Revenue Code, we are a limited partnership and do not fall within the definition of a “corporation” under Section 162(m).
Relation of Compensation Policies and Practices to Risk Management
Our compensation policies and practices are designed to provide rewards for short-term and long-term performance, both on an individual basis and at the entity level. In general, optimal financial and operational performance, particularly in a competitive business, requires some degree of risk-taking. Accordingly, the use of compensation as an incentive for performance can foster the potential for management and others to take unnecessary or excessive risks to reach targeted performance thresholds. For us, such risks would primarily attach to certain commercial merchant activities as well as to the execution of investment capital projects and acquisitions and the realization of associated returns.
From a risk management perspective, our policy is to conduct our commercial activities within pre- defined risk parameters that are closely monitored and are structured in a manner intended to control and minimize the potential for unwarranted risk-taking. We also routinely monitor and measure the execution and performance of investment capital projects and acquisitions relative to expectations.
Our compensation arrangements contain a number of design elements that serve to minimize the incentive for unwarranted risk-taking to achieve short-term, unsustainable results, including splitting the awards into a number of tranches and delaying the vesting date for various tranches, in addition to subjecting such awards to forfeiture for terminations related to violations of our risk management policies and practices or of our Code of Business Conduct. In addition, the vesting criteria for long-term incentive awards are typically based on the passage of time and performance thresholds associated with achieving specified long-term financial goals. Also, the fact that we utilize a variety of metrics in connection with our incentive arrangements (both short and long term), including a leverage modifier in the case of our long term incentive plan grants, provides a structural mitigant against excessive risk taking to achieve performance targets.
In combination with our risk-management practices and the processes employed by the compensation committee and the Board, we believe there is an adequate level of oversight with respect to the degree of risk being taken by management to achieve short and long term performance goals and we believe that risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on us.

Summary Compensation Table
The following table sets forth certain compensation information for our Named Executive Officers. As a result of his request to not participate in the 2021 long-term incentive program, Mr. Pefanis is not one of the three most highly compensated executive officers, but he is included as a Named Executive Officer given the significance of his role as President of Plains.
Name and Current Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Willie Chiang	2021	600,000	2,053,850	1,720,000	18,360	4,392,210
Chairman and Chief Executive	2020	600,000	2,247,181	1,425,000	18,060	4,290,241
Officer	2019	600,000	1,273,118	2,250,000	17,760	4,140,878

Harry Pefanis	2021	400,000	—	1,150,000	18,360	1,568,360
President	2020	400,000	—	950,000	18,060	1,368,060
	2019	400,000	—	1,500,000	17,760	1,917,760

Al Swanson	2021	400,000	821,267	980,000	18,360	2,219,627
Executive Vice President and	2020	400,000	898,896	775,000	18,060	2,091,956
Chief Financial Officer	2019	400,000	509,288	1,200,000	17,760	2,127,048

Richard McGee	2021	400,000	821,267	1,050,000	18,360	2,289,627
Executive Vice President,	2020	400,000	898,896	775,000	18,060	2,091,956
General Counsel and Secretary	2019	400,000	509,288	1,200,000	17,760	2,127,048

Chris Chandler	2021	400,000	821,267	1,010,000	18,360	2,249,627
Executive Vice President and	2020	400,000	898,896	800,000	18,060	2,116,956
Chief Operating Officer	2019	396,000	4,410,788	1,400,000	17,760	6,224,548

Jeremy Goebel	2021	400,000	821,267	1,170,000	18,360	2,409,627
Executive Vice President and	2020	400,000	898,896	800,000	18,060	2,116,956
Chief Commercial Officer	2019	396,000	4,410,788	1,400,000	17,760	6,224,548

(1)
In March 2019, the salaries for each of Messrs. Chandler and Goebel were increased from $375,000 to $400,000 in connection with their promotions to the executive vice president level. Salary amounts in the table for Messrs. Chandler and Goebel reflect a blended rate for 2019.

(2)
Grant date fair values are presented for phantom unit grants awarded to Messrs. Chiang, Swanson, McGee, Chandler and Goebel in 2019, 2020 and 2021. Dollar amounts in the table represent the aggregate fair value of phantom units awarded based on the probable outcome of underlying performance conditions pursuant to FASB ASC Topic 718. See Note 18 to our Consolidated Financial Statements included in our 2021 Annual Report for further discussion regarding the calculation of grant date fair values.

For phantom unit grants awarded in August 2019, 50% were deemed probable of vesting on the grant date. The maximum fair value of phantom unit grants awarded in August 2019, assuming that the highest level of performance conditions will be met, was $2,403,520 for Mr. Chiang and $961,485 for each of Messrs. Swanson, McGee, Chandler and Goebel.
For phantom unit grants awarded in November 2019, 50% were deemed probable of vesting on the grant date. The maximum fair value of phantom unit grants awarded in November 2019, assuming that the highest level of performance conditions will be met, was $6,865,000 for each of Messrs. Chandler and Goebel.
For phantom unit grants awarded in August 2020, 75% were deemed probable of vesting on the grant date. The maximum fair value of phantom unit grants awarded in August 2020, assuming that the highest level of performance conditions will be met, was $4,494,363 for Mr. Chiang and $1,797,793 for each of Messrs. Swanson, McGee, Chandler and Goebel.
For phantom unit grants awarded in August 2021, 75% were deemed probable of vesting on the grant date. The maximum fair value of phantom unit grants awarded in August 2021, assuming that the highest level of performance conditions will be met, was $2,738,466 for Mr. Chiang and $1,095,022 for each of Messrs. Swanson, McGee, Chandler and Goebel.
As referenced previously, Mr. Pefanis is a co-founder and substantial equity owner and for the last several years, despite being eligible for equity awards, has requested to not participate in the long-term incentive program.
(3)
GP LLC matches 100% of employees’ contributions to its 401(k) plan in cash, subject to certain limitations in the plan. All Other Compensation for 2021 includes $17,400 in matching contributions for each of the Named Executive Officers. The remaining amount represents premium payments on behalf of such Named Executive Officer for group term life insurance.

Grants of Plan-Based Awards Table
The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers during the fiscal year ended December 31, 2021:
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number Of Shares Of Stock or Units (#)(2)	Grant Date Fair Value Of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Willie Chiang	2/25/21	—	1,500,000	3,000,000	—	—	—	—	—
	8/19/21	—	—	—	—	150,300	300,600	150,300	2,053,850

Harry Pefanis	2/25/21	—	1,000,000	2,000,000	—	—	—	—	—

Al Swanson	2/25/21	—	800,000	1,600,000	—	—	—	—	—
	8/19/21	—	—	—	—	60,100	120,200	60,100	821,267

Richard McGee	2/25/21	—	800,000	1,600,000	—	—	—	—	—
	8/19/21	—	—	—	—	60,100	120,200	60,100	821,267

Chris Chandler	2/25/21	—	800,000	1,600,000	—	—	—	—	—
	8/19/21	—	—	—	—	60,100	120,200	60,100	821,267

Jeremy Goebel	2/25/21	—	800,000	1,600,000	—	—	—	—	—
	8/19/21	—	—	—	—	60,100	120,200	60,100	821,267
(1)
Represents the performance-vested portion of phantom units granted in August 2021. These phantom units will potentially vest on the August 2024 distribution date at a scaled payout range of between 0% and 200% based on: (i) with respect to 50% of the performance-vested award, PAA’s TSR over the three-year period ending June 30, 2024 compared to the TSR of the TSR Comparator Peer Group (payout may be reduced if absolute TSR is negative); and (ii) with respect to the other 50% of the performance-vested award, PAA achieving cumulative DCF per CUE of $6.00 over the three-year period ending June 30, 2024 (payout may be decreased or increased by

50 gross percentage points (but not above 200%) based on PAA’s leverage ratio as of June 30, 2024 compared to PAA’s target leverage ratio for such date as set forth in PAA’s multi-year plan as of August 2021). DERs associated with the performance-vested portion will accrue during the three-year performance period and be paid in cash in a lump sum on the August 2024 distribution date with respect to the number of such phantom units, if any, that vest on such date.
(2)
Represents the time-vested portion of phantom units granted in August 2021. These phantom units will vest on the August 2024 distribution date. DERs associated with the time-vested portion will accrue for the first year and such accrued amount will be paid in cash in a lump sum on the August 2022 distribution date; beginning in November 2022, DERs on such time-vested portion will be paid quarterly until the associated phantom units vest.

(3)
Represents the aggregate grant date fair values of phantom units granted in August 2021 based on the probable outcome of underlying performance conditions pursuant to FASB ASC Topic 718. For phantom unit grants awarded in August 2021, 75% were deemed probable of vesting on the grant date. The maximum fair value of phantom unit grants awarded in August 2021, assuming that the highest level of performance conditions will be met, was $2,738,466 for Mr. Chiang and $1,095,022 for each of Messrs. Swanson, McGee, Chandler and Goebel.

Narrative Disclosure to Summary Compensation Table
A narrative description of all material factors necessary to an understanding of the information included in the above Summary Compensation Table is included in “— Compensation Discussion and Analysis” and in the footnotes to such table.
Employment Contracts
Mr. Chiang’s previous employment agreement was amended and restated in connection with his promotion to CEO in October 2018. Pursuant to the amended and restated agreement, which may be terminated by the Company or by Mr. Chiang at any time, Mr. Chiang’s compensation, which is described throughout this Executive Compensation section, is subject to adjustment by the compensation committee and full Board.
The initial three-year term of Mr. Pefanis’ current employment agreement commenced on June 30, 2001, and is automatically extended for one year on June 30 of each year (such that the term is reset to three years) unless Mr. Pefanis receives notice from the Chairman of the Board that the Board has elected not to extend the agreement. Pursuant to Mr. Pefanis’ agreement, Mr. Pefanis’ compensation, which is described throughout this Executive Compensation section, is subject to adjustment by the compensation committee and full Board. See “— Potential Payments upon Termination or Change-In-Control” for a discussion of the provisions in Mr. Pefanis’ employment agreement related to termination, change of control and related payment obligations.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information regarding outstanding equity awards as in effect at December 31, 2021 with respect to our Named Executive Officers:
Name	Unit Awards
	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Willie Chiang	375,521(2)	3,584,378	—	—
	—	—	500,000(3)	4,670,000
	62,870(4)	587,206	62,870(5)	587,206
	187,970(10)	1,755,640	187,970(11)	1,755,640
	150,300(12)	1,403,802	150,300(13)	1,403,802

Harry Pefanis	—	—	—	—

Al Swanson	25,150(4)	234,901	25,150(5)	234,901
	75,190(10)	702,275	75,190(11)	702,275
	60,100(12)	561,334	60,100(13)	561,334

Richard McGee	25,150(4)	234,901	25,150(5)	234,901
	75,190(10)	702,275	75,190(11)	702,275
	60,100(12)	561,334	60,100(13)	561,334

Chris Chandler	45,000(7)	420,300	—	—
	25,150(4)	234,901	25,150(5)	234,901
	250,000(6)	2,335,000	250,000(6)	2,335,000
	75,190(10)	702,275	75,190(11)	702,275
	60,100(12)	561,334	60,100(13)	561,334

Jeremy Goebel	37,552(8)	358,449	—	—
	60,000(9)	560,400	—	—
	25,150(4)	234,901	25,150(5)	234,901
	250,000(6)	2,335,000	250,000(6)	2,335,000
	75,190(10)	702,275	75,190(11)	702,275
	60,100(12)	561,334	60,100(13)	561,334

(1)
Market value of phantom units reported in these columns is calculated by multiplying the closing market price ($9.34) of PAA’s common units at December 31, 2021 (the last trading day of the fiscal year) by the number of units. No discount is applied for remaining performance threshold or service period requirements. Market value of AAP Management Units is calculated by (i) assuming that such AAP Management Units are converted into AAP units based on the conversion factor of approximately 0.941 AAP units and PAGP Class B shares for each AAP Management Unit,

(ii) assuming the exchange of the resulting AAP units and PAGP Class B shares for PAGP Class A shares on a one-for-one basis, and (iii) multiplying such resulting number of PAGP Class A shares by the closing market price ($10.14) of PAGP’s Class A shares at December 31, 2021 (the last trading day of the fiscal year).
(2)
Represents the pre-conversion number of AAP Management Units originally granted to Mr. Chiang in 2015. All of these AAP Management Units have been earned, but have not yet vested; accordingly, they remain subject to a call right in the event Mr. Chiang’s employment is terminated under certain circumstances prior to December 31, 2022.

(3)
Represents phantom units granted to Mr. Chiang in August 2018. These phantom units, which were granted in connection with Mr. Chiang’s promotion to CEO, will vest as follows: (i) 25% will vest upon the later of October 1, 2023 and the first distribution date on which PAA will have generated DCF per common unit of at least $3.00 on a trailing four quarter basis, and (ii) 75% will vest upon the later of October 1, 2023 and the first distribution date on which PAA will have generated DCF per common unit of at least $3.50 on a trailing four quarter basis, in both cases with the initial performance-related measurement period beginning on or after January 1, 2021. Upon vesting, the phantom units are payable on a one-for-one basis in PAA common units. Any phantom units or DERs that have not vested by October 1, 2025 will expire at that time. The phantom units have associated DERs that have vested or will vest as follows: (i) one-third vested on the May 2019 distribution date as a result of PAA generating DCF per common unit of at least $2.50 on a trailing four quarter basis, (ii) one-third will vest on the first distribution date on which PAA generates DCF per common unit of at least $2.60 on a trailing four quarter basis, and (iii) one-third will vest on the first distribution date on which PAA generates DCF per common unit of at least $2.80 on a trailing four quarter basis; provided that in the case of the performance thresholds described in clauses (ii) and (iii) immediately preceding, the applicable trailing four quarter period must begin on or after January 1, 2020.

(4)
Represents 50% of phantom units granted in August 2019 that will vest on the August 2022 distribution date. The associated DERs vested on the August 2020 distribution date.

(5)
Represents 50% of phantom units granted in August 2019 that will vest on the later of the August 2022 distribution date and the first distribution date following PAA’s achievement of DCF per common unit of at least $2.65 on a trailing four quarter basis. The applicable trailing four quarter period for determining whether the requisite DCF per common unit has been achieved for vesting of such phantom units may not begin until after December 31, 2020. The associated DERs will vest on the first distribution date following January 1, 2021 on which PAA achieves DCF per common unit of at least $2.50 on a trailing four quarter basis.

(6)
Represents the applicable portion of one-time special retention phantom unit awards granted in November 2019. As of December 31, 2021, the terms of these phantom units provided that they will vest (i) 50% on the August 2026 distribution date, (ii) 25% on the later of the August 2026 distribution date and the first distribution date following PAA’s achievement of DCF per common unit and CUE of at least $2.80 on a trailing four quarter basis, and (iii) 25% on the later of the August 2026 distribution date and the first distribution date following PAA’s achievement of DCF per common unit and CUE of at least $3.15 on a trailing four quarter basis. The associated DERs have vested or will vest (i) 20% each on the August 2020, August 2021 and August 2022 distribution dates (60% total), (ii) 20% on the first distribution date following PAA’s achievement of DCF per common unit and CUE of at least $2.70 on a trailing four quarter basis, and (iii) 20% on the first distribution date following PAA’s achievement of DCF per common unit and CUE of at least $2.90 on a trailing four quarter basis. The applicable trailing four quarter period for determining whether the requisite DCF per common unit and CUE has been achieved for vesting of phantom units and DERs may not begin until on or after January 1, 2020. Any phantom units that have not vested by the August 2028 distribution date will be forfeited. The vesting terms with respect to the performance-based portion of these phantom units (50% of amount awarded) were amended in February 2022 as described in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2022.

(7)
Represents the unvested portion of phantom units granted to Mr. Chandler in May 2018. These phantom units will vest on the May 2022 distribution date. The phantom units have associated DERs that are currently vested and payable in cash on each distribution payment date.

(8)
Represents the pre-conversion number of AAP Management Units granted to Mr. Goebel in July 2015. All of these AAP Management Units have been earned, but have not yet vested; accordingly, they remain subject to a call right in the event Mr. Goebel’s employment is terminated prior to December 31, 2022.

(9)
Represents the unvested portion of phantom units granted to Mr. Goebel in December 2017. One-half of these phantom units vested on January 1, 2022 and the other half will vest on January 1, 2023. The phantom units have associated DERs that are currently vested and payable in cash on each distribution payment date.

(10)
Represents 50% of phantom units granted in August 2020 that will vest on the August 2023 distribution date. The associated DERs accrued for the first year and such accrued amount was paid in cash in a lump sum on the August 2021 distribution date; beginning in November 2021, the associated DERs began being paid quarterly in cash on each distribution payment date.

(11)
Represents 50% of phantom units granted in August 2020 that will potentially vest on the August 2023 distribution date at a scaled payout range of between 0% and 200% based on: (i) with respect to 25% of the August 2020 award, PAA’s TSR over the three-year period ending June 30, 2023 compared to the TSR of the TSR Comparator Peer Group (payout may be reduced if absolute TSR is negative); and (ii) with respect to the other 25% of the August 2020 award, PAA achieving cumulative DCF per CUE of $6.00 over the three-year period ending June 30, 2023 (payout may be decreased or increased by 50 gross percentage points (but not above 200%) based on PAA’s leverage ratio as of June 30, 2023 compared to the target leverage ratio set forth in PAA’s multi-year plan as of August 2020). DERs will accrue during the three-year vesting period and be paid in cash in a lump sum on the August 2023 distribution date with respect to the number of phantom units, if any, that vest on such date.

(12)
Represents 50% of phantom units granted in August 2021 that will vest on the August 2024 distribution date. The associated DERs will accrue for the first year and such accrued amount will be paid in cash in a lump sum on the August 2022 distribution date; beginning in November 2022, the associated DERs will be paid quarterly in cash on each distribution payment date.

(13)
Represents 50% of phantom units granted in August 2021 that will potentially vest on the August 2024 distribution date at a scaled payout range of between 0% and 200% based on: (i) with respect to 25% of the August 2021 award, PAA’s TSR over the three-year period ending June 30, 2024 compared to the TSR of the TSR Comparator Peer Group (payout may be reduced if absolute TSR is negative); and (ii) with respect to the other 25% of the August 2021 award, PAA achieving cumulative DCF per CUE of $6.00 over the three-year period ending June 30, 2024 (payout may be decreased or increased by 50 gross percentage points (but not above 200%) based on PAA’s leverage ratio as of June 30, 2024 compared to the target leverage ratio set forth in PAA’s multi-year plan as of August 2021). DERs will accrue during the three-year performance period and be paid in cash in a lump sum on the August 2024 distribution date with respect to the number of phantom units, if any, that vest on such date.

Option Exercises and Units Vested
We have never issued options under our long-term incentive plan; all of the grants awarded under our long-term incentive plan have been phantom unit grants. The following table sets forth certain information regarding the vesting of phantom units during the fiscal year ended December 31, 2021 with respect to our Named Executive Officers.
Name	Unit Awards
	Number of Units Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Willie Chiang	27,500	276,375(2)
	25,000	250,250(3)

Harry Pefanis	—	—

Al Swanson	23,000	231,150(2)
	15,000	150,150(3)

Richard McGee	23,000	231,150(2)
	12,500	125,125(3)

Chris Chandler	82,500	825,825(3)

Jeremy Goebel	9,167	92,128(2)
	10,000	100,100(3)
	30,000	247,200(4)

(1)
Represents the gross number of phantom units that vested during the year ended December 31, 2021. The actual number of units delivered was net of income tax withholding.

(2)
Consistent with the terms of the applicable Long-Term Incentive Plan, the value realized upon vesting is computed by multiplying the closing market price ($10.05) of PAA’s common units on August 12, 2021 (the trading date immediately preceding the vesting date) by the number of units that vested.

(3)
Consistent with the terms of the applicable Long-Term Incentive Plan, the value realized upon vesting is computed by multiplying the closing market price ($10.01) of PAA’s common units on May 13, 2021 (the trading date immediately preceding the vesting date) by the number of units that vested.

(4)
Consistent with the terms of the applicable Long-Term Incentive Plan, the value realized upon vesting is computed by multiplying the closing market price ($8.24) of PAA’s common units on December 31, 2020 (the trading date immediately preceding the vesting date) by the number of units that vested.

Pension Benefits
GP LLC sponsors a 401(k) plan that is available to all U.S. employees. We do not maintain any pension or defined benefit programs in which any of our employees, including the Named Executive Officers, participate.
Nonqualified Deferred Compensation and Other Nonqualified Deferred Compensation Plans
We do not maintain any nonqualified deferred compensation plans or programs in which any of our employees, including our Named Executive Officers, participate.

Potential Payments upon Termination or Change-in-Control
The following table sets forth potential amounts payable to the Named Executive Officers upon termination of employment under various circumstances, and as if terminated on December 31, 2021.
	By Reason of Death ($)	By Reason of Disability ($)	By Company without Cause ($)	By Executive with Good Reason ($)	In Connection with a Change In Control ($)
Willie Chiang(9)
Equity Compensation	9,355,691(1)	9,355,691(1)	7,462,286(2)	—	12,163,295(3)
AAP Management Units	3,584,379(10)	3,584,379(10)	3,584,379(4)	3,584,379(4)	3,584,379(5)
Total	12,940,070	12,940,070	11,046,665	3,584,379	15,747,674
Harry Pefanis(9)
Salary and Bonus	3,800,000(6)	3,800,000(6)	3,800,000(6)	3,800,000(6)	5,700,000(7)
Health Benefits	—	41,224(8)	41,224(8)	41,224(8)	41,224(8)
Total	3,800,000	3,841,224	3,841,224	3,841,224	5,741,224
Al Swanson(9)
Equity Compensation	1,874,351(1)	1,874,351(1)	1,116,971(2)	—	2,997,019(3)
Total	1,874,351	1,874,351	1,116,971	—	2,997,019
Richard McGee(9)
Equity Compensation	1,874,351(1)	1,874,351(1)	1,116,971(2)	—	2,997,019(3)
Total	1,874,351	1,874,351	1,116,971	—	2,997,019
Chris Chandler(9)
Equity Compensation	4,629,651(1)	4,629,651(1)	3,405,271(2)	—	8,087,319(3)
Total	4,629,651	4,629,651	3,405,271	—	8,087,319
Jeremy Goebel(9)
Equity Compensation	4,769,751(1)	4,769,751(1)	3,545,371(2)	—	8,227,419(3)
AAP Management Units	358,449(11)	358,449(11)	358,449(4)	358,449(4)	358,449(5)
Total	5,128,200	5,128,200	3,903,820	358,449	8,585,868

(1)
The letter evidencing the August 2018 phantom unit grant to Mr. Chiang provides that in the event of his death or disability after the second anniversary of the date of the applicable grant, all of his then outstanding phantom units awarded under such grants will be deemed nonforfeitable and will vest on the next following distribution date (and any associated DERs shall not be forfeited but shall vest, be payable and expire according to the terms of the applicable phantom unit grant letter).

The letters evidencing the August 2019, August 2020 and August 2021 phantom unit grants awarded to Messrs. Chiang, Swanson, McGee, Chandler and Goebel provide that in the event of their death or disability after the first anniversary of the date of the applicable grant, all of their then outstanding phantom units awarded under such grants will be deemed nonforfeitable and will vest on the next following distribution date (and any associated DERs shall not be forfeited but shall vest, be payable and expire according to the terms of the applicable phantom unit grant letter).
The letters evidencing the December 2017 phantom unit grant awarded to Mr. Goebel and the May 2018 grant of 135,000 phantom units awarded to Mr. Chandler provide that in the event of their death or disability, all of their then outstanding phantom units awarded under such grants will be deemed nonforfeitable and will vest on the next following distribution date (and any associated DERs shall not be forfeited but shall vest, be payable and expire according to the terms of the applicable phantom unit grant letter).
The letters evidencing the November 2019 phantom unit grants awarded to Messrs. Chandler and Goebel provide that in the event of their death or disability after the second anniversary of the date of grant, all of their then outstanding phantom units awarded under such grants and associated DERs will be deemed nonforfeitable, and (i) 50% will vest on the next distribution date and (ii) any remaining unvested phantom units that had satisfied all of the vesting criteria as of the date of his termination but for the passage of time would also vest on the next following distribution date.
For these purposes, “disability” means a physical or mental infirmity that impairs the ability substantially to perform duties for a period of eighteen (18) months or that the general partner otherwise determines constitutes a disability.
Assuming death or disability occurred on December 31, 2021, (A) all of the phantom units and associated DERs held by Messrs. Chiang, Swanson, McGee, Chandler and Goebel pursuant to their August 2019 and August 2020 grant letters, all of the phantom units and associated DERs held by Mr. Chandler pursuant to his May 2018 grant letter, all of the phantom units and associated DERs held by Mr. Chiang pursuant to his August 2018 grant letter, all of the phantom units and associated DERs held by Mr. Goebel pursuant to his 2017 grant letter, and 50% of the phantom units and associated DERs held by Messrs. Chandler and Goebel pursuant to their November 2019 grant letters would have become nonforfeitable as of such date and would have vested on the February 2022 distribution date, and (B) all of the phantom units and associated DERs held by Messrs. Chiang, Swanson, McGee, Chandler and Goebel pursuant to their August 2021 grant letters and 50% of the phantom units and associated DERs held by Messrs. Chandler and Goebel pursuant to their November 2019 grant letters would have been forfeited. The dollar value given is based on the market value of PAA’s common units on December 31, 2021 ($9.34 per unit).
(2)
Other than as described below, pursuant to the grant letters for the currently outstanding phantom unit grants awarded to the NEOs, if GP LLC terminated their employment other than for cause (as defined in footnote 3 below), all of their unvested phantom units awarded under such grants and associated DERs shall be deemed nonforfeitable on the date of such termination and shall vest on the next following distribution date.

The phantom units granted to Messrs. Chandler and Goebel in November 2019 provide that if their employment is terminated other than for cause (as defined in footnote 3 below), a portion of the unvested phantom units will be deemed nonforfeitable and will vest on the next following distribution date, with the size of the portion starting at 20% for a termination prior to November 20, 2021, and increasing by 20% per year thereafter such that 100% of the unvested phantom units would be deemed nonforfeitable following a termination other than for cause on or after November 20, 2024.
The phantom units granted to Messrs. Chiang, Swanson, McGee, Chandler and Goebel in August 2020 and August 2021 provide that if their employment is terminated other than for cause prior to the first anniversary of the applicable date of grant, all of their unvested phantom units will be forfeited as of the date of such termination. If such termination occurs after the first anniversary of the applicable date of grant, a pro rata portion of the unvested phantom units (based on the portion of the three-year vesting period that has elapsed since the grant date and assuming a payout at target for any performance-based phantom units) will be deemed nonforfeitable and will vest on the next following distribution date.
Mr. Chiang’s August 2018 phantom unit grant provides that if his employment is terminated other than for cause (as defined in footnote 3 below) a portion of the unvested phantom units will be deemed nonforfeitable and will vest on the next following distribution date, with the size of the portion starting at 20% for a termination prior to October 1, 2019, and increasing to 40% for a termination other than for cause between October 1, 2019 and October 1, 2020, 60% for a termination other than for cause between October 1, 2020 and October 1, 2021 and 100% for a termination other than for cause on or after October 1, 2021.
Assuming our Named Executive Officers were terminated without cause on December 31, 2021, (i) all of the phantom units covered by the August 2019 phantom unit grants held by Messrs. Chiang, Swanson, McGee, Chandler and Goebel, approximately 46% of the phantom units covered by the August 2020 phantom unit grants held by Messrs. Chiang, Swanson, McGee, Chandler and Goebel, all of the phantom units covered by the December 2017 phantom unit grant held by Mr. Goebel, all of the phantom units covered by the May 2018 phantom unit grant held by Mr. Chandler, 40% of the phantom units covered by the November 2019 phantom unit grants held by Messrs. Chandler and Goebel and 100% of the phantom units covered by the August 2018 phantom unit grant held by Mr. Chiang would have vested on the February 2022 distribution date, and (ii) all remaining phantom units held by our Named Executive Officers would have become automatically forfeited as of such date of termination. The dollar value given is based on the market value of PAA’s common units on December 31, 2021 ($9.34 per unit).
(3)
The letters evidencing phantom unit grants awarded to the Named Executive Officers provide that in the event of a change in status (as defined below), all of the then outstanding phantom units awarded under such grants and associated DERs will be deemed nonforfeitable, and such phantom units will vest in full (i.e., the phantom units will become payable in the form of one common unit per phantom unit) upon the next following distribution date. Assuming that a change in status occurred on December 31, 2021, all outstanding phantom units awarded under such grants and the associated DERs would have become nonforfeitable as of December 31, 2021, and such phantom units would vest on the February 2022 distribution date. The dollar value given is based on the market value of PAA’s common units on December 31, 2021 ($9.34 per unit).

The phrase “change in status” means, with respect to a Named Executive Officer, the occurrence, during the period beginning two and a half months prior to and ending one year following a change of control (as defined below), of any of the following: (A) the termination of employment by GP LLC other than a termination for cause (as defined below), (B) the termination of employment by the Named Executive Officer due to the occurrence, without the Named Executive Officer’s written consent, of any material diminution in the Named Executive Officer’s authority, duties or responsibilities, (ii) any material reduction in the Named Executive Officer’s base salary or (iii) any other action or inaction that would constitute a material breach of the agreement by GP LLC, or (C) the termination of employment as a result of retirement on terms and timing that are approved by the CEO (or the Board in the case of the CEO).
The phrase “change of control” is defined in phantom unit grants awarded in 2017 to mean, and is deemed to have occurred upon the occurrence of, one or more of the following events: (i) the Persons who owned member interests in PAGP GP immediately following the closing of PAGP’s initial public offering, including PAGP, and the respective Affiliates of such Persons (such owners and Affiliates being referred to as the “Owner Affiliates”), cease to own directly or indirectly at least 50% of the membership interests of such entity; (ii) (x) a “person” or “group” other than the Owner Affiliates becomes the “beneficial owner” directly or indirectly of 25% or more of the member interest in the general partner of PAGP, and (y) the member interest beneficially owned by such “person” or “group” exceeds the aggregate member interest in the general partner of PAGP beneficially owned, directly or indirectly, by the Owner Affiliates; or (iii) a direct or indirect transfer, sale, exchange or other disposition in a single transaction or series of transaction (whether by merger or otherwise) of all or substantially all of the assets of PAGP or PAA to one or more Persons who are not Affiliates of PAGP (“third party or parties”), other than a transaction in which the Owner Affiliates continues to beneficially own, directly or indirectly, more than 50% of the issued and outstanding voting securities of such third party or parties immediately following such transaction.
The phrase “change of control” is defined in the phantom unit grants awarded in 2019, 2020, 2021 and to Mr. Chiang in August 2018 to mean, and is deemed to have occurred upon the occurrence of, one or more of the following events: (i) any Person (other than PAGP and any affiliate of PAGP that is controlled by PAGP) becomes the beneficial owner, directly or indirectly (in one transaction or a series of related transactions and whether by merger or otherwise), of 50% or more of the membership interest in PAGP GP; (ii) any Person (other than PAGP GP, PAGP or any affiliate of PAGP that is controlled by PAGP) acquires (in one transaction or a series of related transactions and whether by merger or otherwise) direct or indirect control of the general partner interest of PAGP; (iii) PAGP ceases to retain direct or indirect control (in one transaction or a series of related transactions and whether by merger or otherwise) of the general partner of PAA; or (iv) the consummation of a reorganization, merger or consolidation with, or any direct or indirect sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of PAA to, one or more Persons (other than PAGP or any affiliates of PAGP that are controlled by PAGP). As used in this definition, “Person” shall include any “partnership, limited partnership, syndicate or other group” constituting a “person” within the meaning of such terms pursuant to Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
“Cause” is defined in the 2017, 2018, 2019, 2020 and 2021 phantom unit grant agreements as (i) failure to perform the duties and responsibilities of a position at an acceptable level as reasonably determined in good faith by the CEO of GP LLC (or by the Board in the case of the CEO), (ii) the conviction of or guilty plea to the committing of an act or acts constituting a felony under the laws of the United States or any state thereof (or Canada or any province thereof) or any misdemeanor involving moral turpitude, or (iii) violation of GP LLC’s Code of Business Conduct (unless waived in accordance with the terms thereof), in the case of clauses (i) and (iii) with the specific failure or violation described in writing.
(4)
Pursuant to the AAP Management Unit grant agreements of Messrs. Chiang and Goebel, AAP retained a call right to purchase any earned AAP Management Units at a discounted purchase price (which purchase price is referred to in the AAP Management Unit grant agreements as the Call Value as defined below) of such AAP Management Units, which call right is exercisable upon the termination of such Named Executive Officer’s employment with GP LLC and its affiliates prior to a stated date (January 1, 2023 for Mr. Chiang’s and Mr. Goebel’s grants; such dates being referred to as the “Applicable Stated Date”); provided, however, that such call right is not applicable (i) in the case of the termination of such Named Executive Officer’s employment without cause (defined below), (ii) in the event of a resignation by such Named Executive Officer with good reason (defined below), and (iii) in Mr. Chiang’s case, termination of employment due to his death or disability. If Messrs. Chiang or Goebel are terminated without cause or terminate their employment for good reason, or if such Named Executive Officer remains employed past their Applicable Stated Date, or, in the case of Mr. Chiang, if his employment is terminated due to his death or disability, any earned AAP Management Units are no longer subject to the call right and are deemed to have “vested.” As of December 31, 2021, all of the AAP Management Units held by Messrs. Chiang and Goebel had been earned. Assuming a termination of employment without cause or for good reason on December 31, 2021, all of the AAP Management Units held by Messrs. Chiang and Goebel would become vested and would no longer be subject to the call right. The value reflected in the table is calculated by (i) assuming that the call right held by AAP is either not applicable or is waived and that the vested AAP Management Units are converted into AAP units based on the conversion factor of approximately 0.941 AAP units and PAGP Class B shares for each AAP Management Unit, (ii) assuming the exchange of the resulting AAP units and PAGP Class B shares for PAGP Class A shares on a one-for-one basis, and (iii) multiplying such resulting number of PAGP Class A shares by the closing market price ($10.14) of PAGP’s Class A shares at December 31, 2021 (the last trading day of the fiscal year).

“Cause” is defined in Mr. Goebel’s AAP Management Unit grant agreement as (i) a reasonable determination made in good faith by the CEO that the executive has substantially failed to perform the duties and responsibilities of his position at an acceptable level and after written notice specifying such failure in reasonable detail, (ii) the executive’s conviction of or guilty plea to the committing of an act or acts constituting a felony under the laws of the United States or any state thereof or any misdemeanor involving moral turpitude, or (iii) executive’s violation of PAA’s Code of Business Conduct (unless waived), provided that executive is provided written notice of such violation.
“Cause” is defined in Mr. Chiang’s AAP Management Unit grant agreement as (i) substantial failure to perform the duties and responsibilities of his position at an acceptable level as reasonably determined in good faith by the CEO and President of GP LLC (or if Mr. Chiang is the CEO, by vote of the Board) and after written notice specifying such failure in detail and after a reasonable period under the circumstances (determined by the CEO, or alternatively the Board, in good faith) such failure has continued without full correction by the executive, (ii) the executive’s conviction of or guilty plea to the committing of an act or acts constituting a felony under the laws of the United States or any state thereof or any misdemeanor involving moral turpitude, or (iii) violation of GP LLC’s Code of Business Conduct (unless waived in accordance with the terms thereof), in each case with the specific failure or violation described in writing.
“Good Reason” is defined in the AAP Management Unit grant agreements as (i) any material breach by AAP of executive’s AAP Management Unit grant agreement, (ii) the failure of any successor of AAP to assume executive’s AAP Management Unit grant agreement, or (iii) any material overall reduction the executive’s authority, responsibilities or duties.
“Call Value” is defined in the AAP Management Unit grant agreements as the product of the applicable conversion factor and the closing sales price of the PAGP Class A shares on the applicable date.
(5)
Pursuant to the AAP Management Unit grant agreements, upon the occurrence of a Change in Control, any earned AAP Management Units become vested units. As of December 31, 2021, all of the AAP Management Units held by Messrs. Chiang and Goebel had been earned. Accordingly, assuming that a Change in Control occurred on December 31, 2021, all of the AAP Management Units held by Messrs. Chiang and Goebel would become vested and would no longer be subject to the call right. The value reflected in the table above for Messrs. Chiang and Goebel is calculated by (i) assuming that the vested AAP Management Units are converted into AAP units based on the conversion factor of approximately 0.941 AAP units and PAGP Class B shares for each AAP Management Unit, (ii) assuming the exchange of the resulting AAP units and PAGP Class B shares for PAGP Class A shares on a one-for-one basis, and (iii) multiplying such resulting number of PAGP Class A shares by the closing market price ($10.14) of PAGP’s Class A shares at December 31, 2021 (the last trading day of the fiscal year).

“Change in Control” means the determination by the Board that one of the following events has occurred: (i) the Persons who own member interests in PAGP GP immediately following the closing of PAGP’s initial public offering, including PAGP, and the respective Affiliates of such Persons (such owners and Affiliates being referred to as the “Owner Affiliates”), cease to own directly or indirectly at least 50% of the membership interests of such entity; (ii) (x) a “person” or “group” other than the Owner Affiliates becomes the “beneficial owner” directly or indirectly of 25% or more of the member interest in the general partner of PAGP, and (y) the member interest beneficially owned by such “person” or “group” exceeds the aggregate member interest in the general partner of PAGP beneficially owned, directly or indirectly, by the Owner Affiliates; or (iii) a direct or indirect transfer, sale, exchange or other disposition in a single transaction or series of transaction (whether by merger or otherwise) of all or substantially all of the assets of PAGP or PAA to one or more Persons who are not Affiliates of PAGP (“third party or parties”), other than a transaction in which the Owner Affiliates continue to beneficially own, directly or indirectly, more than 50% of the issued and outstanding voting securities of such third party or parties immediately following such transaction.
(6)
Mr. Pefanis’ employment agreement provides that if (i) his employment is terminated as a result of his death, (ii) he terminates his employment (a) because of a disability (as defined in Section 409A of the Code) or (b) for good reason (as defined below), or (iii) GP LLC terminates his employment without cause (as defined below), he is entitled to a lump-sum amount equal to the product of (1) the sum of his (a) highest annual base salary paid prior to his date of termination and (b) highest annual bonus paid or payable for any of the three years prior to the date of termination, and (2) the lesser of (i) two or (ii) the number of days remaining in the term of his employment agreement divided by 360. The amount provided in the table assumes a termination date of December 31, 2021 with two years remaining on the term of his agreement, and also assumes a highest annual base salary of $400,000 and highest annual bonus of $1,500,000.

Mr. Pefanis’ employment agreement defines “cause” as (i) willfully engaging in gross misconduct, or (ii) conviction of a felony involving moral turpitude. Notwithstanding, no act, or failure to act, on his part is “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that such act or omission was in the best interest of GP LLC or otherwise likely to result in no material injury to GP LLC. However, Mr. Pefanis will not be deemed to have been terminated for cause unless and until there is delivered to him a copy of a resolution of the Board at a meeting held for that purpose (after reasonable notice and an opportunity to be heard), finding that Mr. Pefanis was guilty of the conduct described above, and specifying the basis for that finding. If Mr. Pefanis were terminated for cause, GP LLC would be obligated to pay base salary through the date of termination, with no other payment obligations triggered by the termination under the employment agreement or other employment arrangement.

Mr. Pefanis’ employment agreement defines “good reason” as the occurrence of any of the following circumstances: (i) removal by GP LLC from, or failure to re-elect him to, the position to which Mr. Pefanis was appointed pursuant to his employment agreement, except in connection with his termination for cause (as defined above); (ii) (a) a reduction in his rate of base salary (other than in connection with across-the-board salary reductions for all executive officers of GP LLC) unless such reduction reduces his base salary to less than 85% of his current base salary, (b) a material reduction in his fringe benefits, or (c) any other material failure by GP LLC to comply with its obligations under the employment agreement to pay his annual salary and bonus, reimburse his business expenses, provide for his participation in certain employee benefit plans and arrangements, furnish him with suitable office space and support staff, or allow him no less than 15 business days of paid vacation annually; or (ii) the failure of GP LLC to obtain the express assumption of the employment agreement by a successor entity (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of GP LLC.
(7)
Pursuant to his employment agreement, if Mr. Pefanis terminates his employment with GP LLC within three months of a Change in Control (as defined below), he is entitled to a lump-sum payment in an amount equal to the product of (i) three and (ii) the sum of (a) his highest annual base salary previously paid to him and (b) his highest annual bonus paid or payable for any of the three years prior to the date of such termination. The amount provided in the table assumes a Change in Control and termination date of December 31, 2021, and also assumes a highest annual base salary of $400,000 and highest annual bonus of $1,500,000.

In conjunction with events occurring in 2005, 2010 and 2013, Mr. Pefanis executed various agreements waiving his right to terminate his employment and receive separation benefits under his employment agreement. In connection with such waivers, the definition of “Change in Control” in Mr. Pefanis’ employment agreement was modified to mean, and will be deemed to occur upon, one or more of the following events: (i) any person (other than PAGP or its wholly owned subsidiaries), including any partnership, limited partnership, syndicate or other group deemed a “person” for purposes of Section 13(d) or 14(d) of the Exchange Act becomes the beneficial owner, directly or indirectly, of 50% or more of the membership interest in GP LLC or 50% or more of the outstanding limited partnership interest of PAGP; (ii) any person (other than PAGP or its wholly owned subsidiaries), including any partnership, limited partnership, syndicate or other group deemed a “person” for purposes of Section 13(d) or 14(d) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of 50% or more of the membership interest in PAGP GP; (iii) PAGP ceases to beneficially own, directly or indirectly, more than 50% of the membership interest in GP LLC; (iv) the “Owner Affiliates”, as defined in such agreements, cease to beneficially own, directly or indirectly, more than 50% of the membership interest in PAGP GP; or (v) there has been a direct or indirect transfer, sale, exchange or other disposition in a single transaction or series of transactions (whether by merger or otherwise) of all or substantially all of the assets of PAGP or PAA to one or more persons who are not affiliates of PAGP (“third party” or “parties”), other than a transaction in which the Owner Affiliates continue to beneficially own, directly or indirectly, more than 50% of the issued and outstanding voting securities of such third party or parties immediately following such transaction.
(8)
Pursuant to his employment agreement, if Mr. Pefanis is terminated other than (i) for cause (as defined in footnote 6 above), (ii) by reason of death or (iii) by resignation (unless such resignation is due to a disability or for good reason (each as defined in footnote 6 above)), then he is entitled to continue to participate, for a period which is the lesser of two years from the date of termination or the remaining term of the employment agreement, in such health and accident plans or arrangements as are made available by GP LLC to its executive officers generally. The amounts provided in the table assume a termination date of December 31, 2021 with two years remaining on the term of his agreement.

(9)
If Messrs. Chiang, Pefanis, Swanson, McGee, Chandler or Goebel were terminated for cause, GP LLC would be obligated to pay base salary through the date of termination, with no other payment obligation triggered by the termination under any employment arrangement.

(10)
Mr. Chiang’s AAP Management Unit grant agreement provides that in the event of his death or disability, AAP will not have a call right and all of his earned AAP Management Units will vest. As of December 31, 2021, all of Mr. Chiang’s AAP Management Units had been earned. The dollar value given assumes Mr. Chiang’s death or disability on December 31, 2021 and is calculated by (i) assuming that Mr. Chiang’s vested AAP Management Units are converted into AAP units based on the conversion factor of approximately 0.941 AAP units and PAGP Class B shares for each AAP Management Unit, (ii) assuming the exchange of the resulting AAP units and PAGP Class B shares for PAGP Class A shares on a one-for-one basis, and (iii) multiplying such resulting number of PAGP Class A shares by the closing market price ($10.14) of PAGP’s Class A shares at December 31, 2021 (the last trading day of the fiscal year).
(11)
Under the AAP Management Unit grant agreement for Mr. Goebel, his death or disability would trigger AAP’s call right, which is assumed to be waived by AAP resulting in the applicable AAP Management Units becoming vested. The value reflected in the table above for the applicable AAP Management Units is calculated by (i) assuming that Mr. Goebel’s vested AAP Management Units are converted into AAP units based on the conversion factor of approximately 0.941 AAP units and PAGP Class B shares for each AAP Management Unit, (ii) assuming the exchange of the resulting AAP units and PAGP Class B shares for PAGP Class A shares on a one-for-one basis, and (iii) multiplying such resulting number of PAGP Class A shares by the closing market price ($10.14) of PAGP’s Class A shares at December 31, 2021 (the last trading day of the fiscal year).

Confidentiality, Non-Compete and Non-Solicitation Arrangements
Mr. Chiang has agreed to maintain the confidentiality of certain information and not to solicit customers, assets and employees for two years following termination of his employment. Mr. Pefanis has agreed to maintain the confidentiality of PAA information for a period of one year following the termination of his employment. Messrs. McGee and Chandler have each agreed to maintain the confidentiality of certain information and not to solicit customers for a period of two years after termination of their employment.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Willie Chiang, our CEO during 2021:
•
The annual total compensation for Mr. Chiang for 2021 was approximately $4,392,000.

•
The annual total compensation for the median employee for 2021 was approximately $121,000.

•
The ratio of Mr. Chiang’s pay to the pay of our median employee for 2021 was approximately 36.3 to 1.

PAA’s median employee was identified as of December 31, 2021 using the following methodology:
•
A list was prepared of all individuals, excluding the CEO, who were employed by PAA on December 31, 2021. We included all U.S. and Canadian employees.

•
Basic wage data for each U.S. employee was extracted from Form W-2 information provided to the Internal Revenue Service for calendar year 2021. Basic wage data for each Canadian employee was extracted from Form T4 information provided to the Canada Revenue Agency for calendar year 2021 and converted to U.S. dollars. This information was then sorted and the median employee was identified.

The median employee’s annual total compensation for 2021 was determined using the same methodology we used for determining the annual total compensation for the Named Executive Officers as set forth in the 2021 Summary Compensation Table.

Compensation of Directors
The following table sets forth a summary of the compensation paid to each person who served as a director of PAGP GP in 2021 (other than Messrs. Chiang and Pefanis who were not compensated as directors and whose compensation is set forth in the Summary Compensation Table above):
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Greg L. Armstrong(2)	250,000	—	15,960	265,960
Victor Burk	105,000	114,002	—	219,002
Kevin S. McCarthy(3)	76,912	114,002	—	190,914
Gary R. Petersen	75,000	114,002	—	189,002
Alexandra D. Pruner	90,000	114,002	—	204,002
John T. Raymond	85,000	114,002	—	199,002
Bobby S. Shackouls	120,000	114,002	—	234,002
Christopher M. Temple	75,000	114,002	—	189,002
Lawrence M. Ziemba	97,500	114,002	—	211,502

(1)
The dollar value of LTIPs granted during 2021 is based on the grant date fair value computed in accordance with FASB ASC Topic 718. See Note 18 to our Consolidated Financial Statements included in our 2021 Annual Report for additional discussion regarding the calculation of grant date fair values. In August 2021, each of Messrs. Burk, McCarthy, Petersen, Raymond, Shackouls, Temple, Ziemba and Ms. Pruner received an annual LTIP award for 11,900 PAGP phantom Class A shares. See “— Long-Term Equity Awards” below for further information regarding LTIP awards granted to our non-employee directors. The aggregate number of outstanding LTIP awards held by our non-employee directors as of December 31, 2021 were as follows:

	Number of LTIP Awards Held as of December 31, 2021
Director Name:	PAGP Phantom Class A Shares	Vesting Date
Burk	4,879	Aug 2022
	5,220	Aug 2023
	15,290	Aug 2024
	11,900	Aug 2025
Total	37,289
McCarthy	10,622	Aug 2024
	11,900	Aug 2025
Total	22,522
Petersen	4,879	Aug 2022
	5,220	Aug 2023
	15,290	Aug 2024
	11,900	Aug 2025
Total	37,289

	Number of LTIP Awards Held as of December 31, 2021
Director Name:	PAGP Phantom Class A Shares	Vesting Date
Pruner	5,816	Aug 2022
	5,220	Aug 2023
	15,290	Aug 2024
	11,900	Aug 2025
Total	38,226
Raymond	3,903	Aug 2022
	4,170	Aug 2023
	15,290	Aug 2024
	11,900	Aug 2025
Total	35,263
Shackouls	4,879	Aug 2022
	5,220	Aug 2023
	15,290	Aug 2024
	11,900	Aug 2025
Total	37,289
Temple	4,879	Aug 2022
	5,220	Aug 2023
	15,290	Aug 2024
	11,900	Aug 2025
Total	37,289
Ziemba	6,480	Aug 2022
	6,480	Aug 2023
	15,290	Aug 2024
	11,900	Aug 2025
Total	40,150

(2)
Mr. Armstrong served as Senior Advisor to the CEO during 2021 and received a salary of $250,000 and other compensation of $15,960 (comprising 401(k) plan matching contributions and premium payments for group term life insurance) for his services as an employee. Pursuant to his employment agreement, Mr. Armstrong will serve as a director and will also serve as Senior Advisor to the CEO until the date of the 2024 annual meeting and will receive an annual salary of $250,000 for these services. Mr. Armstrong does not hold any LTIP Awards.

(3)
Fees paid to Mr. McCarthy in 2021 included $1,912 earned in the prior year.

Cash Retainers and Expense Reimbursement
During 2021, each non-employee director received an annual retainer fee of $75,000. In addition to their annual retainer, each committee chairman (other than the audit committee chairman) received an additional retainer of $10,000, the audit committee chairman received an additional retainer of $30,000, each other member of the audit committee received an additional retainer of $15,000, and the Lead Director received an additional retainer of $35,000.
Non-employee directors are reimbursed for reasonable travel, lodging and other out-of-pocket expenses related to meeting attendance or otherwise related to service on the Board (including, without limitation, reimbursement for continuing education expenses).
Messrs. Armstrong, Chiang and Pefanis are otherwise compensated for their services as employees and therefore receive no separate compensation for their services as directors.

Long-Term Equity Awards
Our non-employee directors receive annual LTIP awards as part of their compensation. Such LTIP awards consist of PAGP phantom Class A shares having a market value on the date of grant equal to approximately $125,000 (based on a volume weighted average price for the 10-trading day period beginning five days before and ending five days after the ex-dividend date immediately preceding the date of grant). The annual LTIP awards granted in 2021 will vest (become payable in PAGP Class A shares on a one-for-one basis) on the August 2025 distribution date, and include associated DERs.
All director LTIP awards vest in full upon the next following distribution date after the death or disability (as determined in good faith by the Board) of the director. The awards also vest in full if a director (i) retires (no longer with full-time employment and no longer serving as an officer or director of any public company) or (ii) is removed from the Board or is not reelected to the Board, unless such removal or failure to reelect is for “Cause,” as defined in the PAGP GP LLC Agreement.
Reimbursement of Expenses of Our General Partner and its Affiliates
We do not pay our general partner a management fee, but we do reimburse our general partner for all direct and indirect costs of services provided to us, incurred on our behalf, including the costs of employee, officer and director compensation and benefits allocable to us, as well as all other expenses necessary or appropriate to the conduct of our business, allocable to us. We record these costs on the accrual basis in the period in which our general partner incurs them. Our partnership agreement provides that our general partner will determine the expenses that are allocable to us in any reasonable manner determined by our general partner in its sole discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Plains All American Pipeline, L.P.
Our common units and Series A preferred units outstanding represent 100% of our voting securities. Ownership of the non-economic general partner interest is discussed separately below under “—Beneficial Ownership of General Partner Interest.” The following table sets forth certain information regarding the beneficial ownership of our common units and Series A preferred units as of March 28, 2022 (unless otherwise noted) by each person who is known to us to beneficially own more than 5% of our common units, each person who is known to us to beneficially own more than 5% of our Series A preferred units, the Named Executive Officers, our directors, and all directors and executive officers as a group.
Name of Beneficial Owner and Address (in the case of Owners of more than 5%)	Common Units	Percentage of Common Units	Series A Preferred Units(1)	Percentage of Series A Preferred Units	Percentage of Common Unit Equivalents**
Plains AAP, L.P.(2)	241,485,177	34.4%	—	—	31.2%
ALPS Advisors, Inc.(3)	52,508,962	7.5%	—	—	6.8%
EnCap Partners LLC(4)	—	—	25,357,120	35.7%	3.3%
EMG Fund IV PAA Holdings, LLC(5)	—	—	20,376,259	28.7%	2.6%
FR XIII PAA Holdings Holdco LLC(6)	—	—	12,678,560	17.8%	1.6%
Stonepeak Partners LLC(7)	—	—	6,339,278	8.9%	*
Kaiser Foundation Hospitals(8)	—	—	4,528,054	6.4%	*
Willie Chiang	293,654(9)	*	—	—	*
Harry N. Pefanis	420,194	*	—	—	*
Al Swanson	273,602(9)	*	—	—	*
Richard McGee	278,054(9)	*	—	—	*
Chris Chandler	107,301(9)	*	—	—	*
Jeremy Goebel	172,622(9)	*	—	—	*
Greg L. Armstrong	1,508,418	*	—	—	*
Victor Burk	37,043	*	—	—	*
Kevin S. McCarthy	—	—	—	—	—
Gary R. Petersen(4)	68,200	*	25,357,120	35.7%	3.3%
Alexandra D. Pruner	—	—	—	—	—
John T. Raymond(5)	1,602,616	*	20,376,259	28.7%	2.8%
Bobby S. Shackouls	35,033	*	—	—	*
Christopher M. Temple	—	—	—	—	—
Lawrence M. Ziemba	2,346	*	—	—	*
All directors and executive officers as a group (16 persons)	4,873,055(9)(10)	*	45,733,379(10)	64.3%	6.5%

*
Less than 1%.

**
Common Unit Equivalents include outstanding common units and Series A preferred units combined.

(1)
The Series A preferred units vote on an as-converted basis with the common units and have certain other class voting rights with respect to any amendment to our partnership agreement that would adversely affect any rights, preferences or privileges of the Series A preferred units. The Series A preferred units are convertible, generally on a one-for-one basis and subject to customary anti-dilution adjustments, at any time by the holders or by us.

(2)
The address for this holder is 333 Clay Street, Suite 1600, Houston, Texas 77002. The number of common units owned by AAP equals the number of outstanding Class A and Class B shares of PAGP (241,043,315) plus the number of earned but unvested Class B units of Plains AAP, L.P. (441,862 on an as-converted basis).

(3)
Reflects beneficial ownership as of December 31, 2021 as reported in a Schedule 13G filed with the SEC on February 3, 2022. The address of this holder is 1290 Broadway, Suite 1000, Denver, Colorado 80203.

(4)
The Series A preferred units are owned by funds managed by EnCap Partners, LLC, whose address is 9651 Katy Freeway, 6th Floor, Houston, Texas 77024. Gary R. Petersen may be deemed to be the beneficial owner of the Series A preferred units owned by these holders by virtue of being a member of EnCap Partners, LLC, the managing member of each holder’s general partner. Mr. Petersen disclaims beneficial ownership of the Series A preferred units except to the extent of his pecuniary interest therein.

(5)
The address for this holder is 2229 San Felipe, Suite 1300, Houston, Texas 77019. John T. Raymond has sole voting and dispositive power over the Series A preferred units and may be deemed to be the beneficial owner of the Series A preferred units owned by the holder by virtue of being the sole member of the general partner of the holder’s manager. Mr. Raymond disclaims beneficial ownership of the Series A preferred units except to the extent of his pecuniary interest therein.

(6)
The address for this holder is 600 Travis, Suite 6000, Houston, Texas 77002.

(7)
The Series A preferred units are owned by funds managed by Stonepeak Partners LLC, whose address is 550 W. 34th Street, 48th Floor, New York, New York 10001.

(8)
The address for this holder is One Kaiser Plaza, Oakland, CA 94612.

(9)
Does not include unvested phantom units granted under our Long-Term Incentive Plans. See “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End” and “— Director Compensation.”

(10)
Consistent with our policies that prohibit pledging of company securities, to our knowledge, no units were pledged by directors or Named Executive Officers as of March 28, 2022.

Beneficial Ownership of General Partner Interest
AAP owns a significant limited partner interest in us and, through its 100% member interest in PAA GP LLC, our non-economic general partner interest. GP LLC owns a limited partner interest and non-economic general partner interest in AAP. The Class A limited partners of AAP, together with the holders of the AAP Management Units, collectively own 100% of the economic interests in AAP. The following table sets forth the percentage ownership of the Class A limited partners of AAP, including our directors and Named Executive Officers, and the resulting economic interest of such limited partners and the holders of the AAP Management Units as a group, in each case as of March 28, 2022:
Name of Owner and Address (in the case of Owners of more than 5%)	Percentage Ownership of Plains AAP, L.P. Class A LP Interest	Economic Interest in Plains AAP, L.P.(1)
Plains GP Holdings, L.P. and Plains All American GP LLC	80.6%	80.4%
333 Clay Street, Suite 1600
Houston, TX 77002
KAFU Holdings (QP), L.P. and Affiliates	5.8%	5.8%
1800 Avenue of the Stars, 3rd Floor
Los Angeles, CA 90067
Lynx Holdings I, LLC	1.3%	1.3%
John T. Raymond	3.4%	3.4%
Greg L. Armstrong	1.9%	1.9%
Harry N. Pefanis	0.9%	0.9%
Richard McGee	0.2%	0.2%
Various Individual Investors	5.9%	5.9%
AAP Management Unitholders(2)	—	0.2%

(1)
AAP owns approximately 241.5 million PAA common units and a 100% member interest in PAA GP LLC, which owns our non-economic general partner interest.

(2)
Represents a profits interest in AAP in the form of AAP Management Units owned by certain members of management.

EQUITY COMPENSATION PLAN INFORMATION TABLE
The following table sets forth certain information with respect to our equity compensation plans as of December 31, 2021. For a description of these plans, see “Certain Relationships and Related Transactions — Equity-Based Long-Term Incentive Plans.”
Plan Category	Number of Units to be Issued upon Exercise/Vesting of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Units Remaining Available for Future Issuance under Equity Compensation Plans (c)
Equity compensation plans approved by unitholders:
2021 Long Term Incentive Plan	8,812,211(1)	N/A(2)	19,677,219(3)(4)
Equity compensation plans not approved by unitholders:
PNG Successor Plan	532,086(4)	N/A(2)	9,075(3)(4)

(1)
The 2021 Long-Term Incentive Plan (the “2021 Plan”), which was approved by our unitholders in May 2021, amended, restated and renamed the 2013 Long-Term Incentive Plan (the “2013 Plan” or “prior plan”). The 2021 Plan contemplates the issuance or delivery of up to 28,786,102 common units to satisfy awards under the plan, which amount is net of 9,063,516 common units previously issued under the prior plan. The number of units presented in column (a) assumes that all outstanding grants will be satisfied by the issuance of new units upon vesting unless such grants are by their terms payable only in cash. Some portion of the phantom units may be settled in cash or will be withheld for taxes. Any units not issued upon vesting will become “available for future issuance” under column (c).

(2)
Phantom unit awards under the 2021 Plan and PNG Successor Plan (defined below) vest without payment by recipients.

(3)
In accordance with Item 201(d) of Regulation S-K, column (c) excludes the securities disclosed in column (a). However, as discussed in footnotes (1) and (4), any phantom units represented in column (a) that are not satisfied by the issuance of units become “available for future issuance.”

(4)
In December 2013, in connection with the PNG Merger, we adopted and assumed the PAA Natural Gas Storage, L.P. 2010 Long Term Incentive Plan (the “PNG Legacy Plan”), and all outstanding awards of PNG phantom units were converted into comparable awards of PAA phantom units by applying the merger exchange ratio of 0.445 PAA common units for each PNG common unit and rounding down for any fractions. The GP LLC board of directors amended and restated the PNG Legacy Plan, which is now known as the PNG Successor Long-Term Incentive Plan (the “PNG Successor Plan”). The PNG Successor Plan contemplates the issuance or delivery of up to 1,319,983 units to satisfy awards under the plan, which amount is net of 15,017 common units previously issued under the PNG Legacy Plan. The number of units presented in column (a) assumes that all outstanding grants will be satisfied by the issuance of new units upon vesting unless such LTIPs are by their terms payable only in cash. Some portion of the phantom units may be settled in cash or will be withheld for taxes. Any units not issued upon vesting will become “available for future issuance” under column (c).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our General Partner
Our operations and activities are managed, and our officers and personnel are employed, by our general partner (or, in the case of our Canadian operations, Plains Midstream Canada ULC). We do not pay our general partner a management fee, but we do reimburse our general partner for all expenses incurred on our behalf (other than expenses related to the AAP Management Units). Total costs reimbursed by us to our general partner for the year ended December 31, 2021 were approximately $467 million.
Our general partner owns a non-economic general partner interest in us and, as of March 28, 2022, owned approximately 241.5 million common units (representing approximately 31% of our outstanding common units and Series A preferred units combined). This limited partner interest entitles our general partner to receive quarterly distributions at the same rate as other common unitholders.
Equity-Based Long-Term Incentive Plans
General
In May 2021, our unitholders approved the adoption of the 2021 Plan, which amended, restated and renamed the 2013 Plan. In December 2013, in connection with the PNG Merger, we adopted and assumed the PNG Legacy Plan, and all outstanding awards of PNG phantom units were converted into comparable awards of PAA phantom units by applying the merger exchange ratio of 0.445 PAA common units for each PNG common unit and rounding down for any fractions. The Board amended and restated the PNG Legacy Plan, which is now known as the PNG Successor Plan (together with the 2021 Plan, the “Plans”). The provisions of the PNG Successor Plan are substantially the same as the 2013 Plan, except that new awards under the PNG Successor Plan may only be made to employees hired after the date of the PNG Merger. Awards contemplated by the Plans include phantom units, unit appreciation rights, restricted units, options, DERs and cash awards. The 2021 Plan authorizes the grant of awards covering an aggregate of 28,786,102 common units deliverable upon vesting or exercise (as applicable) of such awards. The PNG Successor Plan authorizes the grant of awards covering an aggregate of 1,319,983 common units deliverable upon vesting or exercise (as applicable) of such awards.
The Plans are administered by the compensation committee or other Board committee appointed to administer the Plans, or by the Board. The plan administrator has the right to terminate or amend the Plans from time to time, including, subject to any applicable Nasdaq listing requirements, increasing the number of common units available for awards under the Plans. No change may be made to any outstanding grant that would materially reduce the benefits of the holder of such grant without the consent of such holder.
Common units to be delivered upon the vesting and settlement of awards may be common units acquired in the open market, newly issued common units, common units acquired from us, any of our affiliates or any other person, or any combination of the foregoing. Our general partner will be entitled to reimbursement by us for the cost incurred in acquiring common units. When we issue new common units upon vesting and settlement of grants, the total number of common units outstanding increases.
Pursuant to the terms of the 2021 Plan, if any Award is forfeited, canceled, exercised or otherwise terminated without the actual delivery of common units pursuant to such Award, or if any common units under an Award are held back to cover tax withholding, then, in either such case, any common units that are so forfeited, canceled, exercised or otherwise terminated without the actual delivery of common units or held back to cover tax withholding (excluding restricted unit Awards) shall be available to satisfy future Awards under the 2021 Plan. Units tendered or withheld in payment of any exercise or purchase price of an Award, units that were subject to an option or unit appreciation right but were not issued or delivered as a result of the net settlement of such Award, and units repurchased on the open market with the proceeds of an option’s exercise price, will not, in each case, be available for future Awards under the 2021 Plan.
As of December 31, 2021, grants of approximately 8,812,211 and 532,086 unvested phantom units were outstanding under the 2021 Plan and PNG Successor Plan, respectively, and approximately 19,677,219 and 9,075 remained available for future grant, respectively. The plan administrator may, in the future, make additional grants under the Plans to employees and directors containing such terms as the plan administrator shall determine.
Awards
Phantom Units.   A phantom unit entitles the grantee to receive, upon the vesting of the phantom unit, a common unit (or cash equivalent, depending on the terms of the grant). The issuance of the common units upon vesting of phantom units is primarily intended to serve as a means of incentive compensation for performance. Therefore, no consideration is paid to us by the plan participants upon receipt of the common units.
Unit Appreciation Rights.   A unit appreciation right is an award that, upon exercise, entitles the holder to receive the excess, if any, of the fair market value of a common unit on the exercise date over the grant price of the unit appreciation right. The excess may be paid in cash and/or common units as determined by the plan administrator in its discretion, provided that unit appreciation rights may not have an exercise price that is less than the fair market value of the common units on the date of grant. No unit appreciation rights have been granted under the Plans to date.
Restricted Unit Awards.   A restricted unit is a common unit that is subject to a risk of forfeiture, restrictions on transferability, and any other restrictions that may be imposed by the plan administrator in its discretion. No restricted unit awards have been granted under the Plans to date.
Options.   Options may be granted to purchase a specific number of common units at a set exercise price. The exercise price of each option granted under the Plan will be determined by the plan administrator at the time the option is granted, provided no each option may have an exercise price that is less than the fair market value of the common units on the date of grant. No options have been granted under the Plans to date.
Distribution Equivalent Rights.   Awards granted under the Plans (other than Restricted Unit Awards) may include DERs. DERs entitle the grantee to a cash payment, either while the Award is outstanding or upon vesting, equal to any cash distributions paid on a unit while the Award is outstanding.
Cash Awards.   Cash Awards may be granted on a free-standing basis or as an element of, as a supplement to, or in lieu of any other Award granted under the 2021 Plan.
Other Provisions
Tax Withholding.   Our General Partner or one of its affiliates are authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a plan participant, the amount (in cash, common units, other securities or other property) of any applicable taxes payable with respect to the grant of an Award, its exercise, the lapse of restrictions applicable to an Award or in connection with any payment relating to an Award or the transfer of an Award and to take such other actions as may be necessary to satisfy any tax withholding obligations with respect to an Award.
Change of Control.   Except to the extent specifically provided in an Award agreement, vesting of an Award shall not occur solely upon a change of control.
Minimum Vesting Requirement.   The 2021 Plan provides that Awards that must or may be settled in units shall vest no earlier than the first anniversary of the date the Award is granted. Notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the units available for issuance under the 2021 Plan may be granted to one or more plan participants without regard to this minimum vesting requirement.

Equity Ownership Guidelines.   The plan administrator retains the discretion under the 2021 Plan to impose a holding period with respect to an Award or the units received in connection with an Award. Pursuant to the Equity Ownership Guidelines adopted by our Board in November 2020, our executive officers and Directors will be required to hold 100% of any units acquired upon vesting of Awards until the applicable ownership requirements are met.
Clawback Policy.   The 2021 Plan provides that all Awards granted thereunder are subject to any written clawback policies that we may adopt, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules promulgated thereunder. Pursuant to the Clawback Policy adopted by our Board in November 2020, the Company may seek from our executive officers (i) recovery of any excess performance-based compensation awarded or paid in the event of fraud or intentional or unlawful conduct that contributes to a material financial restatement that results in over-payment of performance-based compensation, and (ii) recovery or forfeiture of any performance-based compensation or unvested time-based equity awards granted or paid during the three-year period prior to discovery of detrimental conduct that results in significant financial, reputational or other harm to the Company.
Transferability of Awards.   Options and unit appreciation rights are only exercisable by the plan participant during the plan participant’s lifetime, or by the person to whom the plan participant’s rights pass by will or the laws of descent and distribution. No Award or right granted under the 2021 Plan may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered and any such purported transfer shall be void and unenforceable. Notwithstanding the foregoing, the plan administrator may, in its discretion, allow a plan participant to transfer an option or a unit appreciation right without consideration to an immediate family member or a related family trust, limited partnership, or similar entity on the terms and conditions established by the plan administrator from time to time, provided that no Award may be transferred to a third-party financial institution for value.
Anti-Dilution Adjustments.   Upon the occurrence of any “equity restructuring” event that could result in an additional compensation expense under FASB ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the plan administrator will equitably adjust the number and type of common units covered by each outstanding Award and the terms and conditions of such Award to equitably reflect the restructuring event, and the plan administrator will adjust the number and type of common units with respect to which future Awards may be granted under the 2021 Plan. Upon the occurrence of a similar event that would not result in a FASB ASC Topic 718 accounting charge if adjustments to Awards were discretionary, the plan administrator shall have complete discretion to adjust Awards in the manner it deems appropriate. In the event the plan administrator makes any such adjustments, a corresponding and proportionate adjustment shall be made with respect to the maximum number of common units available under the 2021 Plan and the kind of units or other securities available for grant under the 2021 Plan.
AAP Management Units
In August 2007, the owners of AAP authorized the creation and issuance of AAP Management Units and authorized the compensation committee to issue grants of AAP Management Units to create additional long-term incentives for our management designed to attract talent and encourage retention over an extended period of time. Each AAP Management Unit represents a “profits interest” in AAP, which entitles the holder to participate in future profits and losses from operations, current distributions from operations, and an interest in future appreciation or depreciation in AAP’s asset values. As of March 28, 2022, 469,401 AAP Management Units were issued and outstanding. The compensation committee does not plan to issue any additional AAP Management Units.
AAP Management Units are subject to restrictions on transfer and generally become “earned” (entitled to receive distributions) in percentage increments upon achievement of certain performance thresholds that are aligned with the interests of our common unitholders, such as DCF per common unit. As of March 28, 2022, all outstanding AAP Management Units had been earned.
To encourage retention following achievement of the applicable performance benchmarks, AAP retained a call right to purchase any earned AAP Management Units at a discount to fair market value that is generally exercisable upon the termination of a holder’s employment with GP LLC and its affiliates (other than termination under certain circumstances such as a termination without cause or by the employee for good reason) prior to certain stated dates. The size of the discount to fair market value reflected in the potential call right purchase price decreases over time pursuant to a formula set forth in each AAP Management Unit grant agreement. If a holder of an AAP Management Unit remains employed past such designated date (or prior to such date such holder is terminated without cause or quits for good reason), any earned units are no longer subject to the call right and are deemed to have “vested.” The currently outstanding AAP Management Unit grants will vest on January 1, 2023. All earned AAP Management Units will also vest if AAP does not timely exercise its call right or in the event of a change of control.
As long as PAGP’s Class A shares are publicly traded, each vested AAP Management Unit may be converted into AAP units and a like number of PAGP Class B shares based on a conversion ratio of approximately 0.941 AAP units and PAGP Class B shares for each AAP Management Unit. Following any such conversion, the resulting AAP units and PAGP Class B shares are exchangeable for PAGP Class A shares or redeemable for PAA common units, in each case on a one-for-one basis as provided in the AAP limited partnership agreement.
Omnibus Agreement
In connection with the Simplification Transactions completed in November 2016, we entered into an omnibus agreement (the “Omnibus Agreement”) with PAGP, PAGP GP, AAP, PAA GP LLC and GP LLC (collectively with us, the “Plains Entities”), which provides, among other things, that all direct or indirect expenses of any of the Plains Entities will be paid by us, other than income taxes, if any, of PAGP GP, PAGP, GP LLC, AAP and PAA GP LLC. Such direct or indirect expenses include, but are not limited to (i) compensation for the directors of PAGP GP, (ii) director and officer liability insurance, (iii) listing exchange fees, (iv) investor relations expenses, and (v) fees related to legal, tax, financial advisory and accounting services. We paid $5 million of such expenses in 2021.
Other
During 2021, we purchased approximately $6.1 million of petroleum products from companies affiliated with EMG. These ordinary course transactions were conducted at prices that we believe approximate market. Based on our knowledge, the amounts received during 2021 from PAA by companies affiliated with EMG ($6.1 million) did not exceed 5% of EMG’s consolidated gross revenues.
An employee in our marketing department, who has been with PAA for over 10 years, is the daughter of Willie Chiang, our Chief Executive Officer. Mr. Chiang’s daughter’s total compensation for 2021 was approximately $174,500.
Review, Approval or Ratification of Transactions with Related Persons
Pursuant to our Governance Guidelines, a director is expected to bring to the attention of the CEO or the Board any conflict or potential conflict of interest that may arise between the director or any affiliate of the director, on the one hand, and PAGP GP, PAA, PAGP or their respective affiliates, on the other. The resolution of any such conflict or potential conflict should, at the discretion of the Board in light of the circumstances, be determined by a majority of the disinterested directors.
If a conflict or potential conflict of interest arises between PAA and its limited partners, on the one hand, and our general partner and its owners and affiliates, on the other, the resolution of any such conflict or potential conflict should be addressed by the Board in accordance with the applicable provisions of the partnership agreements of PAA and PAGP. At the discretion of the Board in light of the circumstances, the resolution may be determined by the Board or by a “conflicts committee” meeting the definitional requirements for such a committee under the partnership agreements.
Pursuant to our Code of Business Conduct, any executive officer must avoid conflicts of interest unless approved by the Board.

In the case of any sale of equity by the Partnership in which an owner or affiliate of an owner of our general partner participates, our practice would be to obtain Board approval for the transaction. The Board typically delegates authority to set the specific terms to a pricing committee, consisting of the CEO and one independent director. Actions by the pricing committee require unanimous approval of such committee.

REPORT OF THE AUDIT COMMITTEE
The audit committee of our Board oversees the Partnership’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.
In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021.
The Partnership’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. The audit committee reviewed with PricewaterhouseCoopers LLP the firm’s judgment as to the quality, not just the acceptability, of the Partnership’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards.
The audit committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). The audit committee received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from management and the Partnership.
Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
Victor Burk, Chairman Alexandra D. Pruner Lawrence M. Ziemba

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Audit and Non-Audit Fees
The following table details the aggregate fees billed for professional services rendered by our independent auditor for services provided to us and to our subsidiaries (in millions):
	Year Ended December 31,
	2021	2020
Audit fees(1)	$4.5	$4.7
Audit-related fees(2)	0.9	—
Tax fees(3)	1.8	1.6
Total	$7.2	$6.3

(1)
Audit fees include those related to (a) our annual audit (including internal control evaluation and reporting), (b) the audit of certain joint ventures of which we are the operator, and (c) work performed in connection with the registration of publicly held debt and equity.

(2)
Audit-related fees primarily related to an audit of financial statements prepared on a “carve-out” basis in connection with a business combination.

(3)
Tax fees are primarily related to tax processing as well as the preparation of Forms K-1 for our unitholders and international tax planning work associated with the structure of our Canadian investment.

Pre-Approval Policy
Our audit committee reviews our external financial reporting, engages our independent auditors and reviews the adequacy of our internal accounting controls. Our audit committee performs similar functions on PAGP’s behalf. All services provided by our independent auditor to us or to PAGP are subject to pre-approval by our audit committee. The audit committee has instituted policies that describe certain pre-approved non-audit services. We believe that the descriptions of services are designed to be sufficiently detailed as to particular services provided, such that (i) management is not required to exercise judgment as to whether a proposed service fits within the description and (ii) the audit committee knows what services it is being asked to pre-approve. The audit committee is informed of each engagement of the independent auditor to provide services under the respective policy. All services provided by our independent auditor during the years ended December 31, 2021 and 2020 were approved in advance by our audit committee.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.
The second proposal item to be voted on at the PAA Annual Meeting is ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Votes cast on this proposal by our Unitholders will be “passed through” as instructions to PAA as to how PAA should vote the PAGP Class C shares that it owns at the PAGP Annual Meeting on ratification of the appointment of PricewaterhouseCoopers LLP as our and PAGP’s independent registered public accounting firm for 2022.
The audit committee of the Board has appointed PricewaterhouseCoopers LLP to continue to act as our and PAGP’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The Board has directed that such appointment be submitted to our Unitholders for ratification at the PAA Annual Meeting.
Ratification of the appointment of PricewaterhouseCoopers LLP as our and PAGP’s independent registered public accounting firm is not required. The Board, however, is submitting the appointment to our Unitholders for ratification as a good corporate governance practice. Representatives of PricewaterhouseCoopers LLP are expected to be present at the PAA Annual Meeting and will have an opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE OUR 2021 NAMED EXECUTIVE OFFICER COMPENSATION
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE, ON A NON-BINDING ADVISORY BASIS, “FOR” THE RESOLUTION APPROVING THE 2021 COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.
This proposal, commonly known as a “say-on-pay” proposal, provides our Unitholders with the opportunity to cast a pass-through advisory vote on the approval of the compensation of our Named Executive Officers.
The Board recognizes that executive compensation is an important matter for our Unitholders. As described in detail in the “Executive Compensation” section and elsewhere in this proxy statement, the compensation committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been, and continues to be, to pay our executive officers based on performance. In particular, the compensation committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our Unitholders. To do so, the compensation committee uses a combination of short- and long-term incentive compensation to reward near-term performance and to encourage executives’ commitment to our long-range, strategic business goals. It is the intention of the compensation committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles and Unitholder interests and concerns.
As described in the Compensation Discussion and Analysis section of this proxy statement, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our Unitholders and that the total compensation provided to the Named Executive Officers (including potential payouts upon a termination or change of control) is reasonable and not excessive. As you consider this Proposal 3, we urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives, and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the Executive Compensation section of this proxy statement.
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2012, as well as Section 14A of the Exchange Act, and the rules promulgated thereunder, enables our Unitholders the opportunity to express their views, on an advisory basis, on the compensation of the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this proxy statement.
As an advisory vote, this Proposal 3 is not binding on the Board or the compensation committee, will not overrule any decisions made by the Board or the compensation committee or require the Board or the compensation committee to take any action. Although the vote is non-binding, the Board and the compensation committee value the opinions of our Unitholders and will carefully consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our Unitholders’ concerns, and the compensation committee will evaluate whether any actions are necessary to address those concerns.
For the reasons set forth above, the following resolution will be submitted for approval at the PAA Annual Meeting:
“RESOLVED, that the compensation paid to the Named Executive Officers during and with respect to the calendar year ended December 31, 2021, as disclosed pursuant to Item 402 of Regulation S-K in PAA’s proxy statement for its 2022 Annual Meeting of Unitholders, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion, is hereby approved.”

OTHER MATTERS FOR THE PAA ANNUAL MEETING
We know of no matters to be acted upon at the PAA Annual Meeting other than the proposals included in the accompanying notice and described in this proxy statement. If any other matter requiring a vote of Unitholders arises, including a question of adjourning the PAA Annual Meeting, the persons named as proxies in the proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of PAA. The proxy card confers discretionary authority to take action with respect to any additional matters that may come before the meeting or any adjournment thereof.
UNITHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING
PAGP GP Director Nominations
Pursuant to Section 13.13 of our partnership agreement, any eligible Unitholder who owns common units equal in number to 10% or more of the outstanding Class A, Class B and Class C shares of PAGP, taken together as a single class, is entitled to direct our general partner to cause us to nominate one person for election as a PAGP Eligible Director in accordance with Section 13.4(c)(ii) of PAGP’s partnership agreement. Eligible Unitholders who wish to submit a director nomination for our 2023 annual meeting must deliver written notice thereof to our principal executive offices in care of the Corporate Secretary by mail to 333 Clay Street, Suite 1600, Houston, Texas 77002 no later than the close of business on February 24, 2023, nor earlier than the close of business on January 25, 2023. In the event that the date of the 2023 annual meeting is changed by more than 30 days before or more than 60 days after the one-year anniversary of the 2022 annual meeting, Unitholder notice of a director nomination must be received no earlier than the close of business on the 120th day prior to the 2023 annual meeting and not later than the close of business on the date that is the later of the (i) 90th day prior to the 2023 annual meeting or (ii) if the first public announcement of the 2023 annual meeting is less than 100 days prior to such meeting, the 10th day following the day on which public announcement of the date of the 2023 annual meeting is first made.
The written notice must comply with Section 13.13 of our partnership agreement and the procedures set forth in Section 13.4(c)(ii) of PAGP’s partnership agreement, including the informational requirements included in Section 13.4(c)(ii)(A)(3). We will not entertain any nomination at the PAA Annual Meeting that does not meet the requirements set forth in our partnership agreement and PAGP’s partnership agreement. Our partnership agreement is filed as Exhibit 3.1 to our Current Report on Form 8-K filed on October 12, 2017, and PAGP’s partnership agreement is filed as Exhibit 3.2 to our Current Report on Form 8-K filed on November 21, 2016.
Unitholder Proposals
Any Unitholder who, in accordance with Rule 14a-8 under the Exchange Act, wishes to submit a proposal for inclusion in our proxy statement for the 2023 annual meeting must submit their proposal in writing, along with proof of eligibility, to our principal executive offices in care of the Corporate Secretary by mail to 333 Clay Street, Suite 1600, Houston, Texas 77002. Proposal submissions must be received no later than the close of business (5:00 p.m. Central Time) on December 15, 2022, to be considered timely. SEC rules set forth standards as to what proposals are required to be included in a proxy statement for a meeting. In no event are Unitholders allowed to vote on matters that would cause the Unitholders to be deemed to take part in the management and control of our business and affairs so as to jeopardize such Unitholder’s limited liability under the Delaware limited partnership act or the law of any other state in which we are qualified to do business.
HOUSEHOLDING MATTERS
In some cases, Unitholders who share a single address will receive only one annual report and one proxy statement at that address unless we have received instructions to the contrary from any Unitholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a Unitholder of record residing at such an address wishes to receive a separate copy of our annual report or proxy statement or future annual reports or proxy statements (as applicable), he or she may contact our Corporate Secretary at (713) 646-4100, or write to Plains All American Pipeline, L.P., 333 Clay Street, Suite 1600, Houston, Texas 77002, attention: Corporate Secretary. We will deliver separate copies of our annual report or proxy statement promptly upon written or oral request. If you are a Unitholder of record receiving multiple copies of our annual report or proxy statement, you can request householding by contacting us in the same manner. If you own your Units through a bank, broker or other Unitholder of record, you can request additional copies of the annual report or proxy statement or request householding by contacting the Unitholder of record (i.e., your bank or broker).

ANNUAL MEETING OF UNITHOLDERS OFPLAINS ALL AMERICAN PIPELINE, L.P.May 25, 2022GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/02337/Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20430300000000000000 2052522THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1,AND "FOR" PROPOSALS 2 AND 3.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x1. The election of four Class II directors to serve on the Board until the 20252.The ratification of the appointment of PricewaterhouseCoopers FOR AGAINST ABSTAINannual meeting.LLP as our independent registered public accounting firm forNOMINEES:2022.FOR ALL NOMINEESO Victor BurkO Kevin S McCarthy3.The approval, on a non-binding advisory basis, of our namedWITHHOLD AUTHORITYO Harry N. PefanisFOR ALL NOMINEESO Gary R. Petersenexecutive officer compensation.FOR ALL EXCEPT(See instructions below)In their discretion, the proxies are authorized to vote upon such other business asmay properly come before the Annual Meeting. This proxy when properly executedwill be voted as directed herein by the undersigned unitholder. If no direction isgiven, this proxy will be voted FOR ALL NOMINEES in Proposal 1, and FORProposals 2 and 3.INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of UnitholderDate:Signature of UnitholderDate:Note: Please signexactly as your name or names appear on this Proxy. Whenunitsare held jointly, eachholder should sign.Whensigning as executor, administrator, attorney, trustee or guardian,please give full titleas such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.If signer is a partnership, please sign in partnership name by authorized person.

0PLAINS ALL AMERICAN PIPELINE, L.P.Annual Meeting of UnitholdersTo be Held on May 25, 2022This Proxy is Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints Al Swanson, Richard McGee and Ann Gullion, and each of them, with full power of substitution and power to act alone, as proxies to vote all of the common units or Series A preferred units which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Unitholders of Plains All American Pipeline, L.P., to be held on May 25, 2022 at 10:00 a.m., Central Time, and at any adjournments or postponements thereof, as follows:(Continued and to be signed on the reverse side)

1.114475 PLAINS ALLNNUALAMERICANMEETINGOFUNITHOLDERSPIPELINE,OF L.P.May 25, 2022PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.Vote online/phone until 11:59 PM EDT the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:The Notice of Meeting, proxy statement and proxy cardare available at http://www.astproxyportal.com/ast/02337/------------------Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.----------------20430300000000000000 2052522THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1,AND "FOR" PROPOSALS 2 AND 3.xPLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE1. The election of four Class II directors to serve on the Board until the 20252.The ratification of the appointment of PricewaterhouseCoopers FOR AGAINST ABSTAINannual meeting.LLP as our independent registered public accounting firm forNOMINEES:2022.FOR ALL NOMINEESO Victor BurkO Kevin S McCarthy3.The approval, on a non-binding advisory basis, of our namedWITHHOLD AUTHORITY O Harry N. PefanisFOR ALL NOMINEESO Gary R. Petersenexecutive officer compensation.FOR ALL EXCEPT(See instructions below)In their discretion, the proxies are authorized to vote upon such other business asmay properly come before the Annual Meeting. This proxy when properly executedwill be voted as directed herein by the undersigned unitholder. If no direction isgiven, this proxy will be voted FOR ALL NOMINEES in Proposal 1, and FORProposals 2 and 3.INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of UnitholderDate:Signature of UnitholderDate:Note: Please signexactly as your name or names appear on this Proxy. Whenunitsare held jointly, eachholder should sign.Whensigning as executor, administrator, attorney, trustee or guardian,please give full titleas such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.If signer is a partnership, please sign in partnership name by authorized person.